ALDA Pharmaceuticals Corp. 635 Columbia Street, New Westminster, British Columbia, V3M 1A7 Telephone: 604-521-8300; Facsimile: 604-521-8322

Form 51-102F1

Management’s Discussion & Analysis

For the nine month period ended

March 31, 2010

May 31, 2010

The statements contained in this report that are not purely historical are forward-looking statements. “Forward looking statements” include statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward looking statements include: statements regarding future products or products or product development; statements regarding future selling, general and administrative costs and research and development spending; and our product development strategy; statements regarding future capital expenditures and financing requirements; and similar forward looking statements. It is important to note that our actual results could differ materially from those in such forward-looking statements.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.1

DATE

This Management Discussion and Analysis (“MD&A”) is dated May 31, 2010 and should be read in conjunction with the consolidated financial statements of ALDA Pharmaceuticals Corp. (“ALDA” or the “Company”) for the nine months ended March 31, 2010. All financial information is expressed in Canadian dollars and is prepared in accordance with Canadian generally accepted accounting principles (“GAAP”).

The financial statements have been prepared on a going concern basis, according to Section 1400 of the Canadian Institute of Chartered Accountants (“CICA”), which assumes the realization of assets and settlement of liabilities in the normal course of the business. The Company has yet to achieve a level of revenues adequate to achieve profitability. The application of the going concern assumption is dependent on management’s ability to successfully execute its business plan, to secure sufficient financing, and to develop profitable operations. Management of the Company believes that it will succeed in meeting those objectives, allowing the continued operation of the Company. Additional equity or debt-based financing is required to continue the Company’s operations and pursue therapeutic developments.

1.2

OVERALL PERFORMANCE

On November 13, 2003, ALDA Pharmaceuticals Corp., formerly Duft Biotech Capital Ltd., a Capital Pool Company, completed the acquisition of the assets of 513947 BC Ltd., formerly ALDA Pharmaceuticals Inc. (“API”), as its Qualifying Transaction and a $1.2 Million financing arranged by Canaccord Capital Corporation. ALDA trades on the TSX Venture Exchange in Vancouver, Canada under the symbol “APH” and on the OTCQB under the symbol “APCSF”.

ALDA has developed a patented infection control”, referred to as “T36®”, which is a combination of ethanol and four anti-microbial ingredients. T36® is known to be effective against a wide range of topical infections and is also safe enough to by used as a skin antiseptic. Registration of T36® is in progress with the Food and Drug Administration (“FDA”) and Health Canada for the therapeutic applications of T36®. A comprehensive plan is in place to complete these registrations as quickly as possible and as funds allow. In the meantime, a number of retail and commercial applications for T36® and variants of the formulation are being marketed to consumers, industrial suppliers and the dental, beauty and first responder markets. Aiding in these efforts was the acceptance of the Company as an Official Supplier to the Vancouver Organizing Committee for the 2010 Olympic and Paralympic Winter Games (“VANOC”) as discussed in more detail below. VANOC subjected the Company and its products to international scrutiny through their own efforts and those of the International Olympic Committee in Lausanne, Switzerland. The Company is now employing substantial resources towards maintaining the profile that resulted from being an Official Supplier to VANOC.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Manufacturing and sales agreements

Canada

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As discussed above and disclosed in a news release issued by the Company on July 15, 2009, the Company entered into a Letter of Intent with the Vancouver Organizing Committee for the 2010 Olympic and Paralympic Winter Games (“VANOC”). Under the terms of the letter of intent, VANOC purchased products during the 2010 Olympic and Paralympic Winter Games which ended in March, 2010. The Canadian Olympic Committee and the 2010 and 2012 Canadian Olympic Teams will purchase products from the Company until December 31, 2012 (“the VANOC Agreement”). The opportunity to become an Official Supplier was seen by management to be a significant and unprecedented marketing opportunity and has provided the ability of the Company to introduce its products to a wide range of potential customers that would, otherwise, not be aware of T36® products. The objective of management is to capitalize on this opportunity over time to realize a return on the investment.

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London Drugs Limited (“London Drugs”) entered into a Vendor Agreement with the Company and started selling T36® Antiseptic Hand Sanitizer and T36® Disinfectant in October, 2009.Acklands-Grainger Inc. (“AGI”) entered into a Supplier Agreement with the Company in October, 2009 and will distribute the Company’s products across Canada. AGI is a distributor of industrial, safety and fastener products. AGI was the Official Supplier of the Vancouver 2010 Olympic Winter Games, Vancouver 2010 Paralympic Winter Games and continues as the Official Supplier to the Canadian Olympic Committee, the 2010 Canadian Olympic Team and the 2012 Canadian Olympic Team for industrial safety and material handling supplies.

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Esthetics Plus, Inc. is a distributor to the beauty market with a contract that renews on an annual basis. Either party can terminate the contract on 60 days notice or with 30 days notice for any breach of the contract if the breach is not rectified within the 30 day notice period.

China

On October 6, 2004, ALDA entered into an agreement with Fuzhou Xinmei Biotech Co. Ltd. (“Fuzhou”) to manufacture and distribute ALDA’s products in Fujian province in China. On August 31, 2006, an agent acting on behalf of Fuzhou (“the Agent”) received a Certificate of Approval from the Fujian Centre of Disease Control for T36® Disinfectant after the product passed all of the required tests. The registration of T36® Disinfectant in China was expanded beyond disinfection of inanimate objects, such as hospital equipment and instruments, to also allow external use on humans, including use as a first-aid antiseptic and hand sanitizer. The Certificate of Approval allowed the Agent to apply to the Chinese National Centre for Health Inspection and Supervision for approval to manufacture T36® Disinfectant for sale in China and for export. On April 19, 2007, a manufacturing certificate (Certificate of Approval (Health ID. No. 0109) was granted to the Agent in China for a period of four years from April 19, 2007 to April 18, 2011 and is renewable by filing an application for renewal 6 months before the expiry date.

On May 25, 2007, the agreement with Fuzhou was transferred to He-Yi She Ye Limited (“He-Yi”), a company owned by the Agent, and expanded to cover marketing in all of China.  He-Yi has the right to distribute ALDA’s products in China subject to ALDA’s approval of each distributorship, and has established a manufacturing facility for production of T36®.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Manufacturing and sales agreements  (continued)

The Agreement with He-Yi is effective until April 18, 2011 (“the Initial Term”). Upon expiration of the Initial Term, the Agreement may be renewed for additional periods, (“the Renewals”) provided that ALDA and He-Yi have each met all of their obligations under the Agreement and provided that He-Yi is able to obtain renewals of the Certificate of Approval (Health ID. No. 0109) that has been granted by the Ministry of Health of the People’s Republic of China and expires on April 18, 2011. Any renewals will reflect current market conditions in the territory served by He-Yi at the time the Renewals are granted and the time periods of any Renewals will be the same as the corresponding time periods of the renewals of the Certificate

For the first 3 years after production is started by He-Yi and within 6 months after production is started by He-Yi, ALDA and He-Yi were to establish minimum sales levels and, thereafter, after each new distributorship is established. He-Yi will pay ALDA a royalty, based on the gross revenues received by He-Yi for all of ALDA’s products sold in China according to the agreement that is provided as Exhibit 4g accompanying the 1st amendment to the 2007 Form 20-F that was filed on EDGAR on December 3, 2008.

The Company, at its discretion, will have the right to buy product from He-Yi. At the request of the Company and with the authorization of ALDA, He-Yi agrees to direct ship the Company’s products for the Company, at the Company’s expense, to anywhere in the world.

As of the date of this report, the agreement is in good standing except that minimum sales levels were not established. The Company will realize royalties as described above on any sales achieved by He-Yi. Any such royalties will be included as part of the total revenues reported by the Company.

United States

There are no sales or manufacturing agreements in place in the United States at the time of this report.

Patents

The Company is continuing to pursue patents on the specific combination of ingredients, manufacturing methods and therapeutic applications of T36®.

The Patent Cooperation Treaty (PCT) is an international patent law treaty established in 1970. It provides a unified procedure for filing patent applications to protect inventions in each of its Contracting States, which includes each jurisdiction specified below. A patent application filed under the PCT is called an “international application” or “PCT application”. A single filing of an international application is made with a Receiving Office (RO) in one language. It then results in a search being performed by an

International Searching Authority (ISA), accompanied with a written opinion regarding the patentability of the invention which is the subject of the application. Optionally, this is followed by a preliminary examination, performed by an International Preliminary Examining Authority (IPEA). The PCT does not lead to the grant of an "international patent", which does not exist, but rather, national patent examinations that are handled by each relevant national or regional authority. For example, in Canada, the US, China, Australia and Singapore, there are national patent offices whereas, in Europe, the European Patent Office handles the national phase for its member states.

API filed patent application #PCT/CA2002/001284, “A wide spectrum disinfectant”, on August 20, 2002. All rights to the patent application were transferred from API to the Company on completion of the Qualifying Transaction on November 13, 2003. A summary of subsequent events in each jurisdiction is presented below.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Patents (continued)

Canada

On February 18, 2005 the Canadian Intellectual Property Office (“CIPO”) received the PCT patent application and assigned it Patent Application Number 2,495,938. On August 17, 2007, the Company filed a Request for Examination with CIPO. On September 24, 2007 the Company filed a Voluntary Amendment to the patent application filed with CIPO. The proposed amendments expanded the claims to include a number of therapeutic applications of T36®, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”). On October 4, 2007, the Company was notified that CIPO had acknowledged a request by the Company to examine the patent application. Since the process of examination can take two years, for a fee of $500, the Company requested an Expedited Examination on November 7, 2007 to reduce the response time to approximately three months. On April 8, 2008, CIPO provided an Office Action in which a number of questions were posed to the Company. Many of the same questions had already been posed by the Examiner for the EPO and the Company was advised that a response was required by October 8, 2009. On the advice of the Company’s patent lawyers, the Company decided to temporarily abandon the Canadian patent application to defer costs and the abandonment was deemed effective by CIPO on October 8, 2008. However, the patent application was reinstated and a response to the Office Action was submitted to CIPO prior to the revised deadline of October 8, 2009. On November 16, 2009, CIPO issued a Notice of Reinstatement to the Company.

European Union

On March 30, 2005 the PCT application was accepted for national examination by the European Patent Office (“EPO”) which assigned it Patent Application Number 02754054.1-2113. The countries covered by the European patent application are Austria, Belgium, Bulgaria, Switzerland, Cyprus, the Czech Republic, Germany, Denmark, Estonia, Spain, Finland, France, Great Britain (the UK), Greece, Ireland, Italy, Liechtenstein, Luxembourg, Monaco, Netherlands, Portugal, Sweden, the Slovak Republic and Turkey. On May 18, 2005, the bibliographic data of the above-noted application was published in the European Patent Bulletin, under Publication No. 1530485. The resulting effect of such publication is that any possible infringer is deemed to have knowledge of the patent application without the Company having to formally inform them of this application’s existence. On October 18, 2006 the EPO provided the Company with an Office Action requesting further information on the patent application. The Company responded to the questions and received a second Office Action, dated September 5, 2007 from the EPO. This second Office Action requested that the Company provide certain additional information and to conduct certain experiments to support the claims that were made in the application. The Company completed both the literature research and the laboratory studies and, on December 19, 2008, submitted the response to the second Office Action to the EPO. A third Office Action, dated August 13, 2009, was provided to the Company by the EPO. The Company was granted a postponement until February 13, 2010 to submit a response and that response was submitted by the Company for review by the EPO.

China

On June 25, 2005 the Company was notified that the PCT application was accepted for national examination by the Patent Office of the People’s Republic of China (“Chinese Patent Office”) and assigned Patent Application Number 02829642.7. On August 11, 2005, the Chinese Patent Office accepted a Request for Substantive Examination from the Company. The application was published in the Chinese Patent Gazette on October 19, 2005, under Publication No. CN1684711A and entered into Substantive Examination. On February 5, 2006, the Company filed a Voluntary Amendment to the original patent application to correct certain minor errors in the original application. On June 2, 2006, the Chinese Patent Office provided an Office Action which requested certain additional amendments to the patent application. On December 18, 2006, the Company filed its response to the Office Action. The Company was notified by the Chinese Patent Office that the Chinese patent had been allowed, effective June 8, 2007. Amendments to the original patent application were then drafted by the Company.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Patents (continued)

As in the case of the amendments prepared for CIPO, the proposed amendments to the Chinese patent expand the original claims to include a number of therapeutic applications of T36®, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”). On October 10, 2007, the Company was advised that the amended claims had been submitted to the Chinese Patent Office. On January 30, 2008 the Chinese Patent office assigned Chinese Divisional Patent Application No. 200710142798.3 to the new application which was published in the Chinese Patent Gazette, under Publication No. CN101112624A. At the time of this report, no further developments have occurred with this Chinese patent application. On February 6, 2008, the Company announced that Certificate of Invention Patent Number ZL02829642.7 had been issued by the State Intellectual Property Office of the People’s Republic of China. The patent provides protection for the composition and production methods for T36®until August 20, 2022. An Office Action was prepared by the Chinese Patent Office on March 11, 2010. The Company must respond to this Office Action by July 11, 2010 unless an extension is requested and granted.

United States

US Patent #7,338,927

On February 18, 2005, the US Patent and Trademark Office (“USPTO”) received the PCT patent application and assigned it Patent Application Number 10/525,110. The patent application was published by the USPTO on December 22, 2005, under Publication Number US 2005/0282727. On July 27, 2006, the Company received that first Office Action from the USPTO which required clarification or modification of certain claims made in the patent application. The Company was required to respond to the Office Action by October 27, 2006 and did so on October 26, 2006 with amendments to the claims that required clarification or modification. On February 7, 2007 the USPTO provided the Company with a Notice of Allowance for the US patent with all claims made by the Company accepted by the USPTO. A Notice of Allowance is not a grant of a patent and is subject to withdrawal by the USPTO or on petition by the Company. The Company then filed certain minor, voluntary amendments to the patent application and a second Notice of Allowance, dated June 8, 2007 was provided by the USPTO. On February 15, 2008, the Company was advised that a Notice of Allowance had been received from the USPTO projecting that the US patent would be issued on March 4, 2008. As scheduled, U.S. Patent Number 7,338,927 was issued on that date and provides protection for the composition and production methods for T36® until August 20, 2022. The patent can be viewed on the website of the USPTO.

U.S. patent #7,560,422

Amendments to the original patent application were drafted by the Company and submitted to the USPTO as a U.S. Continuation Patent Application in December, 2007. The amendments to the US patent expanded the original claims to include a number of therapeutic applications of T36®, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”).  On July 14, 2009, the USPTO issued U.S. Patent Number 7,560,422.

The new patent is a continuation of US Patent Number 7,338,927 that was issued on March 4, 2008 and provides further protection for T36® until August 20, 2022. The new patent includes claims to additional aspects of  T36®, including the use of T36® as a component of a personal lubricant, in a method of preventing or reducing the transmission of a sexually transmitted diseases including Herpes, Chlamydia and HIV and for use in sanitizers and cleansers in creams, ointments and wipes.

Singapore

The Company had initiated a patent application in Singapore but, in September, 2009, decided to abandon this particular application because the cost would have been relatively high for the small market represented. With the granting of the Chinese patent, a patent in Singapore was deemed to be unnecessary.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Patents (continued)

Australia

On January 10, 2008, Australian Patent Number 2002322916 was issued by the Australia Patent Office. The patent provides protection for the composition and production methods for T36®until August 20, 2022. On January 7, 2010, Australian Patent Number 2007237333 was issued. This second patent issued by the Australia Patent Office provides protection for a number of therapeutic applications of  T36®, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”) until August 20, 2022.

PCT application for anti-inflammatory, antiseptic therapeutic formulation

On March 20, 2008 the Company filed a comprehensive new patent application, International Application No. PCT/CA2008/000536, “Antiseptic Compositions for the Treatment of Infections”, with CIPO under the Patent Cooperation Treaty (PCT). The new PCT application seeks protection for the composition and preparation of T36® formulations that also contain steroids, anesthetics or analgesics for use on topical infections and, in particular, inflamed infections. Typically, infections with associated inflammation are treated with separate antiseptic and anti-inflammatory preparations. The new T36® formulations combine these properties into a single treatment, making the prescription process easier for the physician and the application easier for the patient.

In preliminary studies, under the direction of a physician, T36® formulations containing anti-inflammatory steroids quickly resolved a number of skin infections, some of which had resisted all other treatments. Examples include chronic eczema with secondary Staphylococcus infections and fungal infections, such as athlete’s foot, Tinea versicolor.

On January 13, 2009, the Company was notified by its patent lawyers that an International Search Report (ISR) and Written Opinion was issued by the International Searching Authority (ISA) on December 18, 2008. As part of the PCT patent process, the ISA performs a search of prior art to identify any relevant art that may impact the patentability of a PCT application. Generally, “prior art” consists of everything which has been made available to the public anywhere in the world, for example, by means of a written disclosure (including drawings and other illustrations). The prior art is “relevant” if it is capable of being of assistance in determining whether an invention, as claimed, is new and involves an inventive step and was made available to the public before the international filing date. The ISA then issues a preliminary and non-binding Written Opinion. This Written Opinion is an assessment by an Examiner on whether or not a patent application conforms with respect to certain requirements for patentability. As disclosed above, references cited in the Search Report and Written Opinion were submitted to the USPTO on January 5, 2009 in an Information Disclosure Statement (“IDS”) relating to the new US CPA.

The claims made in this particular PCT application were purposefully very broad. Accordingly, the examiner for ISA found a number of patents and other literature that, in the opinion of the examiner, represented prior art. The Company has until September 20, 2010 to enter into the National Phase in jurisdictions of interest for this patent. In order to meet that deadline for those jurisdiction in which translations are required, the Company will need to start on such translations prior to September 20, 2010. If the Company does enter into the National Phase, National Examiners will provide their responses to the PCT application, and the Company can respond by arguing against the opinions of the Examiners, or amending the claims. The patent was published on September 24, 2009 and has been assigned International Publication No. WO 2009/114924.

At the time of writing, the Company has no assurance that any patents that have not yet been granted will be granted at all and, if any patents are granted, the Company cannot estimate when the patents will be granted or what claims will be allowed and protected, if any.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Trademarks

The Company successfully trademarked “T36®” and the design of the logo in Canada on April 22, 2004 (Registration No. TMA608308) for “pharmaceuticals, namely a disinfectant agent”, and in the United States on November 2, 2004 (Registration No. 2898506) for a “pharmaceutical agent for use as an ingredient in disinfectants in liquid, spray, cream, ointment or gel for the prevention of infectious diseases”. The trademark in the United States is a Principal Register mark. The Principal Register of the US Patent and Trademark Office (“USPTO”) conveys the important substantive rights that most people associate with federal registration and, as a result, it is the preferred method of federal trademark protection. Probably the most important benefit of placing a mark on the Principal Register is that anybody who later initiates use of the same or a confusingly similar trademark may be presumed by the courts to be a "willful infringer" and therefore liable for damages.

The Company also successfully trademarked ”ALDA Pharmaceuticals” and the design in Canada on July 16, 2004 (Registration No. TMA615064) for “pharmaceutical preparations, namely anti-fungals, anti-infectives and anti-hypersensitives, vitamins and mineral supplements, and diagnostic reagents, for medical use” and in the United States on January 18, 2005 (Registration No. 2918352), also as a Principal Register mark for “pharmaceutical preparations, namely anti-fungals, anti-infectives and anti-hypersensitives, vitamins and mineral supplements, and diagnostic reagents, for medical use”.

On November 2, 2009, “ICEN” became a registered trademark of the Company (Registration No.

TMA751,878) for “antiseptic preparations; personal disinfectant sprays; disinfectants for household, commercial and institutional use; disinfectant wipes; disinfectant cleaning preparations for household, commercial and institutional use”.

On December 2, 2009, “T36 Disinfex” became a registered trademark of the Company (Registration No. TMA TMA754,444) for “antiseptic preparations, personal disinfectant sprays, disinfectants for household, commercial and institutional use, disinfectant wipes, disinfectant cleaning preparations for household, commercial and institutional use”.

On March 3, 2008, CIPO accepted an application filed by the Company to register “T36 Safe-T-Cide” (File No. 1385134) as a trademark in Canada for “antiseptic preparations, personal disinfectant sprays, disinfectants for household, commercial and institutional use, disinfectant wipes, disinfectant cleaning preparations for household, commercial and institutional use”. The proposed trademark was advertised in the Trade-marks Journal on November 12, 2008. On February 27, 2009, CIPO provided a Notice of Allowance for the trademark “T36 Safe-T-Cide”. The Company is required to file a Declaration of Use and pay a registration fee by February 27, 2011. At his time, the Company is not certain that this name will be used on any products and will defer the payment and filing.

In Canada, trademark registrations are granted for an initial period of 15 years from the date of the registration after which the trademark may be renewed for further periods of 15 years.

In the US, for a trademark registration to remain valid, an Affidavit of Use (Section 8 Affidavit) must be filed: (1) between the fifth and sixth year following registration, and (2) within the year before the end of every ten-year period after the date of registration. The registrant may file the affidavit within a grace period of six months after the end of the sixth or tenth year, with payment of an additional fee. The registrant must also file a Section 9 renewal application within the year before the expiration date of a registration, or within a grace period of six months after the expiration date, with payment of an additional fee. Assuming that affidavit of use is timely filed, registrations granted after November 16, 1989 have a 10-year term. This is also true for the renewal periods which have a 10-year term if the registration was granted on or after November 16, 1989.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Product development

During its first six years, the Company’s primary focus has been on product development. Although T36® has proven therapeutic applications, it was first introduced to the market as a surface disinfectant, now called “T36® Disinfectant”, in September of 2001. In this form, it is being sold primarily to (i) “First Responder” organizations including ambulance, fire fighters and police forces in Canada, (ii) dental clinics, and (iii) beauty and hair care salons and spas. T36® Disinfectant has been approved by Health Canada for use on any hard, inanimate non-porous surfaces. This includes, but is not limited to, counter tops, cutting boards, sinks, tubs, walls, floors, windows, mirrors, scissors, nail clippers and other equipment used in beauty salons and spas, dental mirrors and other equipment in dental offices, and equipment used by firefighters, police and paramedics. T36® Disinfectant is also approved by the Canadian Food Inspection Agency (“CFIA”) for use in restaurants and other facilities where food is prepared.

Efficacy studies - T36® Disinfectant

Efficacy studies refer to proving a drug's effectiveness (in this case as a disinfectant) in producing a desired result (bactericide, virucide, fungicide or tuberculocide). In studies conducted by independent laboratories in Canada and the United States, T36® Disinfectant has demonstrated efficacy against bacteria, fungi and viruses. The types of surfaces tested were hard non-porous surfaces unless otherwise noted. However, it was during these studies that the potential therapeutic applications of T36® became apparent, due to the speed and effectiveness of the formulation against a wide range of infectious organisms.

1.

An efficacy study, dated February 10, 1997, was conducted by British Columbia Research Inc. (Vancouver, Canada) under the supervision of Dr. Ernie Lee. The organisms tested were four strains of bacteria (Staphylococcus epidermis, Pseudomonas aeruginosa, Serratia marcescens, and Mycobacterium tuberculosis) one strain of yeast (Candida albicans), spores from one strain of fungus (Aspergillus fumigatus) and two strains of viruses (Herpes Simplex Virus-1 and Poliovirus-1) in compliance with test standards accepted by Health Canada’s Therapeutic Product Directorate Twenty five replicates of each organism at low levels, ranging from 38 to 177 cfu’s/ml (colony forming units/ml) were dried on microscope cover slips and exposed to T36® Disinfectant for varying times. The studies demonstrated that no growth occurred for any of the replicates. It was concluded that T36® Disinfectant was 100% effective against all five organisms after 10 minutes or longer contact times. At shorter contact times, the kill rate for all 5 organisms ranged from 95.5% to 97.2% after a 1 minute exposure and 98.7 and 99.0% after a 5 minute exposure.

2.

An efficacy study, dated June 6, 1997, was conducted by Dr. Richard Stokes of the University of British Columbia in conjunction with the British Columbia Children’s Hospital. Twenty replicates of Mycobacterium tuberculosis at approximately 107cfu’s/ml were dried on microscope cover slips and exposed to T36® Disinfectant for varying times. The studies demonstrated that the kill rate was 99.99997% (a reduction of log10 = 6.46) and 99.99998% (a reduction of log10 = 6.59) after a 10 minute exposure. The requirement for a disinfectant to be designated as “Tuberculocidal” by Health Canada is a log10 reduction of 6.0 or greater.

3.

Efficacy studies were conducted by Viromed Biosafety Laboratories of Minneapolis, Minnesota, completed on February 23, 2000. The organisms tested were Staphylococcus aureus, Pseumomonas aeruginosa, Salmonella choleraesuis, Human Immunodeficiency Virus Type I, Herpes simplex Virus Type 1, Trichophyton mentagrophytes and Poliovirus Type 1, in compliance with test standards accepted by the Environmental Protection Agency (“EPA”) of the United States.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Product development (continued)

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For each of the bacteria, Staphylococcus aureus, Pseumomonas aeruginosa, Salmonella choleraesuis, 180 replicates at 6.1 x106 cfu/ml (log10 = 6.79), 1.9 x 106 cfu/ml (log10 = 6.28) and 1.7 x 104 cfu/ml (log10 = 4.23), respectively, were dried on microscope slides and exposed to T36® Disinfectant for 3 minutes. For both Staphylococcus aureus and Pseumomonas aeruginosa, growth was observed on only 1 replicate out of 180. For Salmonella choleraesuis, none of the 180 replicates showed any growth. These results met the requirement that no more than 1 replicate out of 60 can show growth and T36® Disinfectant was deemed to demonstrate efficacy against all three bacteria.

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For Human Immunodeficiency Virus Type I, six replicates at 1.77 x105 cfu/ml (log10 = 5.25), were dried on the bottom of Petri dishes. After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against HIV.

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For Herpes simplex Virus Type 1, six replicates at 5.6 x106 cfu/ml (log10 = 6.25), were dried on the bottom of Petri dishes, After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against the Herpes virus.

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For Poliovirus Type 1, six replicates at 5.6 x105 cfu/ml (log10 = 5.75), were dried on the bottom of Petri dishes. After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against the Polio virus.

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For the fungus, Trichophyton mentagrophytes, twenty replicates at 4.6 x104 cfu/ml (log10 = 4.66), were dried on microscope slides. After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against Trichophyton mentagrophytes.

The above studies demonstrated that T36® Disinfectant was effective in inactivating polio viruses within 3 minutes and tuberculosis mycobacteria within 5 minutes. Polio and tuberculosis are benchmark micro-organisms because they are among the most difficult to kill with disinfectant products. Efficacy against polio and tuberculosis demonstrates a high level of disinfection capability. In order to make a virucidal claim and a tuberculocidal claim, a disinfectant product must demonstrate its ability to destroy the poliomyelitis type 1 virus, and Mycobacterium bovis or tuberculosis mycobacteria within a specified time. This is mandated in Canada by the Canadian General Standards Board, “Assessment of Efficacy of Antimicrobial Agents for Use on Environmental Surfaces and Medical Devices”, CAN/CGSB -2.161-97, p.4, and the Therapeutic Products Programme Guidelines on Disinfectant Drugs, 1999 Edition, Appendix II on page 23.

In all of the testing described above, controls were used to validate the testing protocols. A positive test result required complete inactivation of the tested viruses and complete efficacy against the fungi and bacteria as required by the U.S. EPA for disinfectant label claims. The results from BCRI demonstrated efficacy in excess of Log10 4.0 (i.e. 10,000 times reduction in micro-organisms) in compliance of the standards required in Canada. The tuberculocidal studies demonstrated results in excess of Log10 6.0 (1,000,000 times reduction in micro-organisms).

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Product development (continued)

Toxicology studies

Toxicology is the study of the adverse effects of chemical, physical or biological agents on living organisms and the ecosystem, including the prevention and amelioration of such adverse effects. The toxicology studies listed below were conducted with T36® Disinfectant in the United States by Product Safety Labs in East Brunswick, New Jersey, USA and completed in November, 1999. It was during these studies that the safety of T36® was also realized. The combination of effectiveness and safety led to experiments that demonstrated the therapeutic applications of T36® and the efforts to pursue registration with the FDA and Health Canada.

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Acute Oral Toxicity Study in Rats - This test determines the amount of a substance that kills 50% of the test population of experimental animals when administered as a single dose. Five thousand milligrams of T36® Disinfectant per kilogram of bodyweight was administered orally to ten healthy rats. The animals were observed for mortality, signs of gross toxicity, and behavioral changes at least once daily for 14 days. Bodyweights were recorded prior to administration and again on Days 7 and 14. Necropsies were performed on all animals at terminal sacrifice. All animals survived and gained weight during the study. Following administration, most animals exhibited piloerection (erection of the hair), hunched posture and/or were hypoactive. Apart from one female that exhibited reduced fecal volume between Days 0 and 5, all affected animals recovered from the above symptoms. Based on the results of this study, the single dose acute oral LD50 of T36® Disinfectant is greater than 5,000 mg/kg of bodyweight

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Primary Skin Irritation Study in Rabbits - This test determines the potential for a substance to produce irritation after a single topical application. Five-tenths of a milliliter of T36® Disinfectant was applied to the skin of three healthy rabbits for 4 hours. Following exposure, dermal irritation was evaluated and no dermal irritation was noted at any dose site during the study. Based on the results of this study, T36® Disinfectant is classified as non-irritating to the skin.

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Primary Eye Irritation Study in Rabbits - This test determines the potential for a substance to produce irritation from a single dose to the eye. One-tenth of a milliliter of T36® Disinfectant was placed into the right eye of six healthy rabbits. The treated eyes of three rabbits were rinsed with physiological saline after instillation. The eyes of the remaining three rabbits were not rinsed. The left eye remained untreated and served as a control. Ocular irritation was evaluated and, based on the results of this study. T36® Disinfectant is classified as moderately irritating to the unrinsed eye and severely irritating to the rinsed eye.

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Acute Inhalation Toxicity Study in Rats - This test determines the potential for a substance to produce toxicity from a single exposure via the inhalation route. Ten healthy rats were exposed to T36® Disinfectant vapours at a closed chamber at a concentration 2.02 mg/L for 4 hours. The animals were observed for mortality, signs of gross toxicity, and behavioral changes at least once daily for 14 days thereafter. Bodyweights were recorded prior to exposure and again on Days 7 and 14. All animals survived exposure to the test atmosphere and gained bodyweight over the 14-day observation period. During the exposure, the rats Exhibited ocular and nasal discharge, shortness of breath, irregular respiration, shallow respiration, hunched posture and hypoactivity. With the exception of ocular and nasal discharge and shallow respiration, similar clinical signs persisted in all animals upon removal from the exposure chamber. Some animals also developed noisy breathing, reduced fecal volume and/or a prone posture, but all rats recovered from these symptoms by Day 11 and appeared active and healthy for the remainder of the study. Necropsy findings at terminal sacrifice were unremarkable. Based on the results of this study, the single exposure acute inhalation LC50 of T36® Disinfectant is greater than 2.02 mg/L.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Product development (continued)

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Acute Dermal Toxicity Study in Rats - This test determines the health hazards likely to arise from a short-term exposure to a substance from a single topical application to the skin. Two thousand milligrams per kilogram of bodyweight of T36® Disinfectant was applied to the skin of ten healthy rats for 24 hours. The animals were observed for mortality, signs of gross toxicity, and behavioral changes at least once daily for 14 days. Bodyweights were recorded prior to application and again on Days 7 and 14. Necropsies were performed on all animals at terminal sacrifice. All animals survived, gained weight and appeared active and healthy. There were no signs of gross toxicity, adverse pharmacologic effects or abnormal behavior. Gross necropsy findings at terminal sacrifice were unremarkable. Based on the results of this study, the single dose acute dermal LD50 of T36® Disinfectant is greater than 2,000 mg/kg of bodyweight.

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Dermal Sensitization Study in Guinea Pigs - This test determines the potential for a substance to produce sensitization after repeated topical applications. T36® Disinfectant was topically applied to twenty healthy test guinea pigs, once each week for a three week induction period. Twenty-seven days after the first induction dose, a challenge dose of T36® Disinfectant at its highest non-irritating concentration (100%) was applied to a new site on each guinea pig. Ten untreated animals were maintained under the same environmental conditions and treated with T36® Disinfectant at challenge only. Approximately 24 and 48 hours after each induction and challenge dose, the animals were scored for erythema (redness of the skin). Based on the results of this study, T36® Disinfectant is not considered to be a contact sensitizer

The efficacy and toxicology studies described above, although completed some time ago, are still valuable assets of the Company because they are being used to support further regulatory approvals of  T36® for therapeutic uses. For example, the studies were incorporated into the pre-IND package that was presented to the FDA on July 15, 2008 and into the pre-CTA (pre-Clinical Trial Application) that was presented to Health Canada on July 22, 2009. These studies are also included in the IND submission, described below, that was presented to the FDA on September 8, 2009 and will likely be included in  a CTA for Health Canada.

The Company is also in various stages of development of other products described below. Unless otherwise indicated, the Company has not determined, for any of these proposed products, when or if manufacturing will be started, revenues will be realized, any further testing will be conducted or registrations will be pursued in any jurisdiction outside Canada. If any further testing or registrations are undertaken, it is not known how much time or funding such testing would require or how long it will take the regulatory bodies to approve the products for marketing by the Company or if the regulatory bodies will approve the products at all. There are active competitors that are already well established in the markets selected by the Company. Delays may allow even more competition to develop comparable products, which will make market penetration more difficult which would, in turn, lead to reduced revenues.

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T36 Disinfectant Spray and Wipes: An application was filed with Health Canada to allow T36® Disinfectant to be sold under the name “T36 DisinfexTM”. This new name was approved on September 10, 2009 under the original DIN 02231344. In addition to the original 480 ml and 4 litre packaging sizes, the formulation is now being manufactured and marketed as a personal disinfectant packaged in 60 ml personal-sized liquid spray bottles and as wipes in canisters. All of the T36® Disinfectant products may be marketed under the new name.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Product development (continued)

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T36 DisinfexTM Disinfectant Cleaner Wipes: This product has been recognized by Health Canada as being able to kill bacteria, fungi and viruses on hard surfaces within 10 minutes (compared to the 3 to 5 minute time for T36® Disinfectant). It has also passed internal company efficacy and cleaning testing. This product is intended for use in hospitals, cruise lines, airlines and consumer applications that don’t require a disinfectant product that is as fast acting as T36® Disinfectant, but need a more economical product that also cleans surfaces. The Health Canada DIN for this product is 02272989. On July 17, 2008, the Company received DIN 02314134 for this same product but renamed to “T36 DisinfexTM Disinfectant Cleaner. This product may be sold as wipes contained in the same canisters as T36® Disinfectant.

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T36® Disinfectant Cleaner CONCENTRATE: Testing has been completed this product and it is registered with Health Canada (DIN 02278820). This product is now being shipped to distributors in Canada as reported by the Company in a news release dated November 17, 2008.

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T36® Hand Sanitizer: On November 25, 2009, Health Canada granted Natural Product Number (“NPN”) 80014930 for a 62% ethanol hand sanitizer. This product may be manufactured to satisfy the requirements of any government contracts that require strict adherence to the requirement for 62% ethanol. Although the Company has offered T36® Antiseptic Hand Sanitizer as a competitively priced and superior alternative, certain contracting agencies have not embraced any deviation from the Request for Proposals (“RFP”). On February 12, 2010, the Company was registered with the FDA and received Data Universal Numbering System Number 206462025. On April 7, the company received a National Drug Code (“NDC”) Labeler Code that allows the Company to sell OTC monograph products in the US. The “OTC monograph” refers to the “Tentative Final Monograph for OTC Healthcare Antiseptic Drug Products” published in the US Federal Register on June 17, 1994. This document describes antiseptic products that may be registered for sale in the US without further testing due to the known efficacy of the ingredients. This includes hand sanitizers that contain 60% to 95% ethanol.

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T36® Antiseptic Hand Sanitizer Gel, Spray and Wipes: In October, 2007, the Company applied to Health Canada for a DIN for a new Antiseptic Hand Sanitizer Gel. DIN 02314320 was issued by Health Canada on July 22, 2008 as announced by the Company in a news release dated July 23, 2008. The new DIN allowed the Company to sell its first product for human use. This product consists of 0.15% BZK in 70% ethanol and, unlike standard 62% ethanol hand sanitizers, has been demonstrated in testing conducted by ATS Labs in Eagan, MN, to be effective against Norwalk-like viruses as announced by the Company in a news release dated January 30, 2009. In the testing, Feline Calicivirus was grown to a log10 titer of 6.5 and exposed to the product for up to 5 minutes. After 5 minutes, the Company’s product reduced the viral titer by 98.2%. The 62% ethanol product had no effect in the same time period. The product also kills the H1N1 influenza virus within 15 seconds in testing conducted by Bioscience Laboratories, Inc. in Bozeman, MT as announced by the Company in a news release dated August 7, 2009. In this testing, H1N1 Virus (Swine-like H1N1 Influenza A virus Strain A/California/04/2009) was grown to a log10 titer of 6.75 and exposed to the Company’s product for up to 1 minute. The maximum measurable kill rate of 99.994%, a log10 reduction of 4.75, was achieved in 15 seconds. On January 6, 2009, DIN 02321424 was issued by Health Canada for T36®Antiseptic Hand Sanitizer in liquid form. This new product complements the T36® Antiseptic Hand Sanitizer Gel and allows the formulation to be manufactured and sold as a spray.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Product development (continued)

       On January 19, 2009, DIN 02321947 was issued by Health Canada for T36®Antiseptic Hand Sanitizer Wipes which would incorporate the liquid Antiseptic Hand Sanitizer into wipes contained in canisters and possibly in individual sachets. At the time of this report, T36® Antiseptic Hand Sanitizer is being sold as a gel in 60 ml squeeze bottle, 240 ml and 1,000 ml pump bottles and 900 ml and 1,200 ml bags used in automatic or manual dispensers. The liquid Antiseptic Hand Sanitizer will also be sold in bags for use in automatic dispensers. T36® “The Wipe” Antiseptic Hand Sanitizer is also being sold in canisters of 160 wipes.

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T36® Medicated Hand Cleanser: DIN 02322501 was issued for this product on February 3, 2009. The formulation contains 1% Triclosan. There are no definitive plans to market this product but it may be offered to medical and consumer markets as a supplement to the Company’s other products at some time.

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T36® Anti-viral Soap: The Company has developed a proprietary anti-viral, anti-bacterial soap. Preliminary testing of this product at BC Research, Inc. was conducted under the supervision of Dr. Ernie Lee. The soap was tested against three strains of test bacteria (Staphylococcus epidermis, Pseudomonas aeruginosa and Serratia marcescens) and one strain of viruses (Herpes Simplex Virus type 1) at various concentrations at various contact times ranging from 1 minute to 10 minutes. In these tests, all bacteria were killed by the soap diluted up to 500 times within 1 minute. A substantial bacterial population reduction was found even when the bacteria were exposed to higher soap dilutions of 1/1000. In addition to bactericidal effectiveness, preliminary results indicated that the soap inactivated Herpes simplex, although an exact endpoint could not be determined due to toxicity of the soap towards the cultured cells used to propagate the virus. Further testing would have to be conducted to determine virucidal activity. For Health Canada or FDA registration, additional testing, including human trials would be required. If the Company decides not to fund these activities, a licensing arrangement may be appropriate.

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T36® Microbicide Gel: This product has been formulated and now requires testing for efficacy and toxicity. It was developed as a personal lubricant to prevent the transmission of sexually transmitted infections (“STI’s”). The testing required to attain FDA approval of this product would be beyond the financial capabilities of the Company at the present time. Therefore, the Company intends to undertake some initial testing on its own after a suitable delivery system has been identified and the rights to that delivery system acquired. If initial testing is successful, it is most likely that the Company will need to identify a licensee or joint venture partner working in the area of STI prevention that can undertake further testing and market development.

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T36® Skin antiseptic and first-aid ointment: The Company is planning on providing T36® in liquid form with a biological dye in a suitable delivery system for use as pre-operative and pre-injection antiseptic in hospitals and clinics and in gel and liquid form, without biological dye, as a first-aid ointment for use on cuts and scrapes to prevent infections. These applications of  T36® must be tested for their ability to kill microorganisms on the skin of humans and in cuts and scrapes according to the requirements of the FDA, Health Canada and the European Medicines Agency.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Product development (continued)

The Company has completed FDA-approved preliminary in-vitro (“in glass”) efficacy studies against viruses, fungi and bacteria described in the section below titled, “Testing required for Therapeutic Applications”. The FDA has approved further testing for single application uses such as one would expect with a surgical antiseptic and first aid treatment. Protocols for subsequent testing have been submitted to the FDA for approval. If approved, T36® can be submitted to additional in-vitro efficacy tests including Time Kill, Minimal Inhibitory Concentration (“MIC”), 21-Day Cumulative Irritation Patch Test (“Irritation Test”) and Adsorption and Distribution (“AD”) studies. However, for T36® to be registered as a skin antiseptic, it is required to demonstrate a 6 hour residual effect. The Company is now examining the best testing methods for determining if this criterion can be met before committing to the testing described above. If the 6 hour residual test is successful, further testing may be warranted. If the 6 hour residual test is not successful, the use of T36® as a surgical antiseptic will likely be abandoned. However, use as a pre-injection antiseptic may be investigated. If all of the pre-clinical tests are completed successfully, it is possible that the FDA will allow the Company to undertake Phase I human trials, also discussed below. Once the human clinical trials are completed, the results must be submitted to the regulatory agencies for the tested products to be approved for marketing by the Company.

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T36® Hand hygiene products: The Company is planning on providing T36® in the form of a gel, spray and wipes for hospital use as a hand sanitizer in nursing stations, patient rooms, hallways, washrooms, etc. and for sale to consumers through retail outlets. After any further required tests, including the MIC, Time Kill and AD and 21 Day Irritation studies, are completed for the T36® Skin antiseptic and first-aid ointment as discussed in the preceding paragraph, additional studies are required to establish the efficacy and safety when used repeatedly over a period of time as one would expect with hand hygiene products. These studies are described below and will include at least the In-vitro Dermal Test, a Pilot Clinical Evaluation, Full Pre-operative Clinical Evaluation and the Insult Patch Test. Once these tests were successfully completed, human clinical trials may be approved by the FDA.

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T36® Topical infection treatment: The body normally hosts a variety of microorganisms, including bacteria and fungi. Some of these are useful to the body. Others may multiply rapidly and form infections. Approximately sixty percent of microbial infections are systemic, meaning that the infections are spread throughout the body, leaving 40% of microbial infections that are topical, i.e., occur on the surface of the body. Topical fungal infections include mold-like fungi that cause athlete's foot, jock itch and ringworm, and yeast-like fungi that can cause diaper rash, oral thrush, cutaneous candidiasis and some cases of genital rashes. Bacterial infections, such as Staphylococcus can also infect the skin, particularly if a patient has a preceding skin condition, such as eczema. The Company’s T36® formulation can be used to treat such topical infections and anecdotal evidence has shown that it can be used to treat such conditions as athlete’s foot and toenail infections. As in the case of the T36® Hand hygiene products described in the preceding paragraph, the In-vitro Dermal Test, a Pilot Clinical Evaluation, Full Pre-operative Clinical Evaluation and the Insult Patch Test must be conducted to simulate the proposed application. After these tests are completed, the FDA may permit human trials to begin.

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Vulvovaginal infections (“VVI’s”): Current treatments available for VVI’s focus mainly on yeast infections which cause only 23% to 33% of VVI’s (Schwiertz et al., 2006. Throwing the dice for the diagnosis of vaginal complaints? Ann Clin Microbiol Antimicrob. 5:4 and Ferris D.G., Dekle C, Litaker M.S.J. 1996. Women's use of over-the counter antifungal medications for gynecologic symptoms. Fam Pract. 42(6):595-600). T36® VVI Treatment may be effective against all fungal and bacterial species or combinations of species causing the infection. The Company plans to undertake the testing required for this product when sufficient financing has been has been secured.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Product development (continued)

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Anti-inflammatory, antiseptic therapeutics: The Company developed a prototype product that contains 2% hydrocortisone in a T36® gel for use on topical infections and, in particular, inflamed infections. Preliminary studies with the formulation, under the direction of a physician, quickly resolved a number of skin infections, such as chronic eczema with secondary Staphylococcus infections and fungal infections, such as athlete’s foot and diaper rash. A second formulation contained 0.1% betamethasone, a moderately potent glucocorticoid steroid with anti-inflammatory and immunosuppressive properties. Unlike other drugs with these effects, betamethasone does not cause water retention. The Company is planning on conducting tests against Athlete’s Foot with the new formulation. As discussed above, a PCT patent application has been filed with CIPO to cover the composition, method of preparation and use of T36® formulations that also contain steroids, anesthetics or analgesics.

Testing for of  T36® for therapeutic indications

There is competition in all of the therapeutic markets that the Company has targeted. However, T36® is not expected to be expensive to manufacture and can be used in a broad variety of infection-control products. Toxicology and efficacy studies have already demonstrated that T36® is not toxic and is effective at killing all bacteria, viruses and fungi. The intended applications are topical, except for the vulvovaginitis treatment, so that registration is expected to be faster and less expensive than for drugs that are taken internally. Rather than disrupting metabolic pathways, T36® consists of four anti-microbial ingredients in relatively low concentrations that act synergistically to disrupt the physical structure of the infectious agents. This approach prevents microbial resistance from developing. None of the active ingredients are known to have any significant side effects on humans.

The Company has competed preliminary studies that may satisfy the registration requirements of Health Canada, the US Food and Drug Administration (“FDA”) and the European Medicines Agency (“EMeA”) for the targeted applications. Bioscience Laboratories, Inc. (“BSI”) located in Bozeman, Montana, evaluated the efficacy of  T36® against bacteria, mycobacteria, viruses and fungi. Details of the testing are reported below. One of the tests done by BSI demonstrated that  T36® was completely effective against Methicillin-Resistant Staphylococcus aureus (“MRSA”) within one minute. First discovered in 1961 in the UK, MRSA is now found worldwide and is able to survive treatment with a number of antibiotics, including penicillin, methicillin, and cephalosporins. Often referred to in the press as a “superbug”, MRSA is especially troublesome in hospital-acquired infections but is increasingly found outside of medical facilities. The finding was considered significant because MRSA has also shown resistance against some disinfectant products. In subsequent testing done up to the date of this report,  T36® demonstrated complete efficacy in the following tests conducted at BSI.

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Six species of bacteria were completely killed after 30 seconds of exposure, including VRE (Vancomycin-Resistant Enterococcus), MRSA (Methicillin-Resistant Staphylococcus aureus) and MDR (Multi-Drug Resistant) Enterococcus faecium. These three species of bacteria are critical concerns in hospitals, nursing homes and other medical facilities based on their resistance to many antibiotics and other treatments. The clinical testing was completed according to the standards required by the FDA in the US, Health Canada and the European Medicines Agency, which included exposure of the bacteria to T36® for periods ranging from 30 seconds to 30 minutes. In other tests that were conducted for internal purposes, Staphylococcus aureus and Pseudomonas aeruginosa were completely killed by T36® with 15 seconds.

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The fungus, Candida albicans, was completely killed after 5 minutes exposure, again, the shortest time required by the FDA, Health Canada and the European Medicines Agency. C. albicans is a major cause of yeast infections which account for one-third of all vulvovaginal infections (“VVI’s”).

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Product development (continued)

Bacteria are a second major cause of VVI’s and combinations of bacteria and fungi cause most of the remaining cases. The effectiveness that T36® has demonstrated against both fungi and bacteria provides important evidence that ALDA’s T36® VVI Treatment may provide an effective means to treat all types of VVI’s. A second fungus, Aspergillus niger, was completely killed within 15 minutes, also well within the 60 minute kill time required by the US, EU and Canadian regulatory agencies. A. niger is a causative agent for upper respiratory infections.

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Two mycobacteria, Mycobacterium avium and Mycobacterium terrae were completely killed by  T36® within 5 minutes, also the shortest time required by the FDA, Health Canada and the European Medicines Agency (“EMA”). Mycobacteria are among the most difficult bacteria to kill and are used as benchmark organisms to test the effectiveness of anti-microbial formulations.

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Two species of fungi responsible for athlete’s foot, Trichophyton mentagrophytes and Trichophyton rubrum were completely killed by  T36® within 5 minutes, also the shortest time required by the FDA, Health Canada and the EMA. The Company intends to pursue registration of  T36® containing anti-inflammatory compounds for use against athlete’s foot which is relatively easy to test, represents a large market and will allow physicians to prescribe the product ‘off-label’ for other topical infections once it has been approved. In other tests that were conducted for internal purposes, Trichophyton mentagrophytes was completely killed by T36® with 15 seconds.

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Ten different types of viruses were killed completely by  T36®. Of these, 5 types were killed within the minimum 30-second time required by the FDA, including Herpes Types I and II and Influenza B. The remaining 5 types, including Polio and Hepatitis A, the hardiest viruses, were killed within 1 to 3 minutes.

Having completed all five preliminary clinical tests representatives of the Company attended a “pre-IND” (pre-Investigational New Drug) meeting with the FDA on July 15, 2008 to determine what further testing is required by the Company to satisfy the requirements of the FDA to allow human trials. The conclusion provided by the FDA was that the information submitted by the Company was satisfactory to allow single-use testing of T36® on humans after certain additional non-human testing was completed. By “single-use applications”, the FDA means use as a pre-surgical and pre-injection skin antiseptic that is swabbed on to the skin once. The tests required before human trials are allowed are “Time kill Evaluation”, “MIC (Minimum Inhibitory Concentration) Evaluation” and “Percutaneous Absorption and Cutaneous Disposition” through human skin as described below. Protocols for theses tests, described below were prepared and submitted to the FDA for approval.

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Time Kill Evaluation – In these tests, dozens of different species of infectious micro-organisms are exposed to each of the active ingredients of a test substance and the complete test substance formula for periods of time ranging from 15 seconds to 30 minutes to determine the time required for each ingredient of a test substance and the complete test substance formulation to completely kill the selected species. The objectives of the testing are to determine the effective exposure times required for the test substance to be effective and if the individual ingredients have an additive, subtractive or synergistic effect.

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MIC (Minimum Inhibitory Concentration) Evaluation – Each ingredient of a test substance, the complete test substance formula and a known antiseptic product are tested against hundreds of micro-organisms in suspension tests. The objectives of the tests are to quantify the minimum concentration that is required for each of the test substances to have a measurable effect on the tested species, compare those results to the known antiseptic product and determine if the individual ingredients have an additive, subtractive or synergistic effect. This protocol has been approved by the FDA with minor modifications.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Product development (continued)

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Percutaneous Absorption and Cutaneous Disposition (“AD studies”)- Fresh human skin samples are incubated for 24 hours with the epidermal surface exposed to each ingredient of a test substance and the complete test substance formula in a flow-through diffusion cells. The amount of each test article absorbed across the skin into the receptor fluid is determined by liquid chromatography and tandem mass spectrometry. Disposition of each of the test substances in the various skin layers is also determined using the same methods. These tests evaluate the rate and amount of each test substance absorbed across viable human skin after in vitro exposure and the disposition of each test substance in layers (stratum corneum, epidermis, and dermis) of viable human skin.

As of the date of this report, the MIC and Time Kill protocols have been approved by the FDA with minor modifications that are acceptable to the Company. The protocols for the AD studies have not been reviewed as of the date of this report.

Testing required for therapeutic product registrations in the US

On September 8, 2009, IND #102,487 was submitted to the FDA. On September 24, 2009, the FDA advised the Company that a 21-Day Cumulative Irritation Patch Test (“Irritation Test”) would also be required and requested that the Company submit a protocol for such a study. The objective of this test is to assesses the irritation caused by topical products and chemicals over 21 days of continuous exposure to the skin. The test substance is incorporated into patches that remain on the skin for a period of time and are replaced from time to time to maintain continuous exposure to the skin. On January 4, 2010, the revised IND #102,487 which included the requested protocol for the Irritation Test was sent to the FDA. On February 8, 2010, the FDA responded with its requirements for pre-clinical and clinical tests. In consultation with its advisors, the Company is preparing a clinical plan.

The budget for all of the testing that may be required has not yet been established and it is not known how long the testing may take. After the results, if the testing is successful, are reported to the FDA, permission may be granted to undertake human trials of T36® applied to the skin a single time. At this time, it is not known if the FDA will approve the remaining protocols as submitted or require changes to the protocols. If changes are required, it is not known how long it will take for the Company to submit modified protocols and if the modified protocols will be accepted by the FDA. It is not known how many revisions of the protocols will be required by the FDA. It is not known if the requirements of the FDA will change or not while the Company attempts to have its protocols approved. If the protocols are approved, it is not certain when or even if the Company will proceed with the testing after the protocols have been approved by the FDA.

For additional indications that require repeated applications, such as a hand sanitizer or athlete’s foot treatment, additional tests may include but are not necessarily limited to the following tests.

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Pilot Clinical Evaluation - This study evaluates the antimicrobial efficacy of a disinfectant in two different applications when used as patient preoperative skin preparation on 10 subjects. A disinfectant must achieve a log10 microbial reduction of 3 or greater on skin of the groin and a log10 microbial reduction of 2 or greater on skin of the abdomen at ten minutes post-application. The objective of the testing is to obtain an preliminary evaluation of the efficacy of the test substance when used on humans.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Product development (continued)

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Full pre-operative clinical evaluation - The study evaluates the immediate and persistent antimicrobial properties of a disinfectant when used as a preoperative skin preparation. A known active control, e.g., 4% chlorhexidine, and a placebo, e.g., sterile saline, are also evaluated. All treatments are assessed for their potential to cause skin irritation. One-hundred subjects are screened in order to obtain at least forty subjects having sufficient number of resident bacterial flora to permit evaluation of the efficacy of the test products. The objective of this test is to further evaluate the efficacy of a test substance when used on humans.

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Pharmacokinetics describes how the body affects a specific drug after administration and examines the extent and rate of Absorption, Distribution, Metabolism and Excretion, commonly referred to as the “ADME” scheme. Absorption is the process of a substance entering the body. Distribution is the dispersion or dissemination of substances throughout the fluids and tissues of the body. Metabolism is the irreversible transformation of parent compounds into daughter metabolites. Excretion is the elimination of the substances from the body. In rare cases, some drugs irreversibly accumulate in a tissue in the body. The pharmacokinetic properties of drugs may be affected by elements such as the site of administration and the concentration in which the drug is administered. These may affect the absorption rate. The objective of the ADME studies are to determine if the test substance or any of its components are absorbed and if any absorbed components are metabolized into harmful chemicals that may or may not accumulate in the body. Depending on the results obtained from the Percutaneous Absorption and Cutaneous Disposition tests described above, if the T36® or its components are not absorbed by the skin, the pharmacokinetics tests may not have to be conducted for repeated application of T36® to the skin.

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Insult patch test – The objective of this test is to evaluate the effect, if any, of prolonged and repeated exposure of the skin to the test substance. The “Induction Phase” of this study incorporates the test substance into a series of patches that are applied to the skin of 50 subjects repeatedly for periods of time and then removed. After a rest period, new patches are applied. This process is repeated over a period of time with a number of new patches and after completion of this phase, the reaction of the skin is evaluated. The “Challenge Phase” takes place some time after application of the final induction patch. Challenge patches are applied to previously untested sites, adjacent to the original induction patch sites. The reaction of the skin is evaluated 24 to 48 hours after application and the subjects are asked to report any delayed reactions which might occur after the final challenge patch reading.

The protocols for these tests will have to be submitted to the FDA for evaluation and, if approved, the testing may be permitted to take place. If successful testing is reported to the FDA, permission may be granted to undertake human trials for the indications requiring repeated or prolonged exposure to T36®. At this time, it is not known if the Company will proceed with these tests and if the Company does decide to proceed with the preparation of the protocols, if FDA will approve the protocols as submitted or require changes to the protocols. If changes are required, it is not known how long it will take for the Company to submit modified protocols and if the modified protocols will be accepted by the FDA. It is not known how many revisions of the protocols will be required by the FDA. It is not known if the requirements of the FDA will change or not while the Company attempts to have its protocols approved. If the protocols are approved, it is not certain when or even if the Company will proceed with the testing after the protocols have been approved by the FDA.

When permitted, human trials are normally conducted in 3 phases, with a detailed protocol for each phase provided to the FDA for approval to proceed. At the end of each phase, the results are analyzed and submitted to the FDA and, if acceptable, the trial continues to the next phase:

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Product development (continued)

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Phase I Clinical Trials: This is the first stage of testing of a new therapeutic in human subjects, normally with a small group (20-60) of healthy volunteers. The objective is to assess the safety and tolerability of the product as a therapeutic, as well as to determine the effects of various doses of the product. For externally administered agents, the testing is simpler than for injected or internally administered agents. However, Phase 1 trials can require up to 2 years to complete, including analysis of the collected data, preparation of the Phase I report for submission to the FDA and the time until a response is received. If these results of Phase I are accepted by the FDA, then the clinical trial can proceed to Phase II.

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Phase II Clinical Trials: This second phase tests the therapeutic on a larger group and evaluates both the required dose (i.e. different quantities of the therapeutic) and efficacy (i.e. how well the therapeutic works for the specified indication). Phase II trials can take up to 3 years. However, some trials can combine Phase I and Phase II, which can reduce the total time required.

•

Phase III Clinical Trials: This third phase of clinical trial depends on the indications for which the therapeutic is being tested. For most agents Phase III trials are a randomized, controlled, multi-center trial with large patient groups (often more than 300), with the objective of confirming that the therapeutic is as effective or more effective than the current “gold standard” for the same application. Phase III trials can take up to 5 years or more to complete. If the results of the Phase III trial are approved by the FDA, then product is approved for marketing for the specific indications that were tested.

The three phases of clinical trials can require a number of years to complete. The total time required is dependant on the nature of the therapeutic product, the condition being treated, the design of the protocols, the time to recruit patients and the review process conducted by the FDA. The registration time for products taken internally can take much longer than for topical agents. The costs of a complete clinical trial can be significant, depending on the intended application. The Company may not conduct any clinical trials itself, but may enter into strategic alliances or licensing agreements with larger companies, which can support the costs of such trials.

Update on product registrations in Canada

In Canada, as required in the US, pre-clinical testing and clinical trials must also be completed to achieve registration of therapeutic products. However, a set of testing protocols referred to as “EN Standards” guide the processes for registration of therapeutic products in Europe. In Canada, either the EN standards or testing that meets the requirements of the FDA are generally accepted by Health Canada. The objective of the Company is to undertake testing that will satisfy all three major jurisdictions. There are minor differences that lead to increased costs, but management has decided that it is more economical to absorb these costs initially rather than conduct separate testing for each jurisdiction.

On July 22, 2009, the Company’s representatives attended a  pre-Clinical Trial Application (CTA) meeting with Health Canada in Ottawa.  The purpose of this Pre-CTA meeting was to determine what further actions were required by the Company before human clinical trials would be allowed by Health Canada for use of  T36® as a pre-surgical skin antiseptic, surgical hand wash, healthcare personnel and hand wash, antiseptic hand sanitizer and antifungal topical treatment. From this meeting and after subsequent discussions with Health Canada and the Company’s regulatory consultants, PharmEng Technology, the minutes of the meeting were completed and submitted to Health Canada on September 29, 2009. The material recommendations that resulted from the pre-CTA meeting were as follows.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Product development (continued)

•

A study of genotoxicity, the degree to which something causes damage to or mutations of DNA would likely be required. The Ames test uses bacteria to assess genotoxicity but a negative result does not mean that the substance is not genotoxic since the bacteria are not a perfect model for humans. More definitive genotoxicity assessments use mammalian cell cultures to determine gene mutations, change in chromosome structure and number, and other gene toxicities.

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Assessment of photosensitivity, defined as the effect on humans when exposed to light after applying the product, would be required. For example, 24 to 48 hours after a material that is suspected of causing photosensitivity is pasted on the skin, the site is exposed to UV rays. If reddening or swelling occurs within 24 hours, the substance is considered to cause photosensitivity.

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Studies on reproductive toxicology, the effects of chemicals on the reproductive and neuroendocrine systems, and also the embryo, foetus, neonate and prepubertal mammal, would be required prior to

Phase III clinical trials being conducted. Reproductive toxicology tests are generally conducted with mice, rats or rabbits to assess the effects or a product on fertility, embryonic development, fetal toxicity, perinatal and postnatal development including maternal functioning. A full program in rats will cover 63 days before mating and may extend over two generations with continuous treatment of all animals up to the weaning of the final litters.

•

Since  T36® is intended to be used on a daily basis as a hand wash and hand sanitizer the potential for toxicity due to repeated applications of the product also needs to be addressed. However, this requirement may be fulfilled by the 21 Day Irritation Test described above.

•

ADME studies on the full T36® formulation for both intact and abraded skin would be required to determine if there is any interaction between the ingredients that may lead to enhanced absorption. However, if there is no adsorption into the blood stream, it is possible that the requirement for metabolism and excretion studies may be waived. Again, these tests will also be competed for the FDA registration and the same results can likely be submitted to Health Canada.

•

The affect of the residual components of  T36® on surgical gloves will need to be assessed to determine if the there is any deterioration of surgical gloves.

Update on product registrations in Canada

Concerning the registration of  T36® as a skin antiseptic, Health Canada advises the Company a 6 hour residual effect is required. The Company is now examining the best testing methods for determining if this criterion can be met before committing to the testing described above. If the 6 hour residual test is successful, further testing may be warranted. If the 6 hour residual test is not successful, registration of T36® as a surgical antiseptic may not proceed but the Company may pursue its use as a pre-injection antiseptic.

Update on product registrations in other jurisdictions

In other parts of the world, FDA or EMA testing may be accepted for registration applications. If the company decides to register other products in China, it is likely that the required testing will have to be repeated in China unless there is harmonization of the requirements in the meantime. In the People’s Republic of China (“China”), the Company must have its products tested for toxicology and efficacy at the Centers for Disease Control (“CDC”). The Chinese CDC should not be confused with the CDC in Atlanta, Georgia, although both organizations share the same name. Upon completion of successful testing at the CDC, products can be registered for sale within China.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Foreign registration of securities

On April 20, 2009 the Company’s common shares were added to the OTC Bulletin Board System under the symbol “APCSF”. On April 5, 2010, the OTCQB™  marketplace was created to provide a separate designation to identify OTC-traded companies that are registered with the SEC and remain current in their reporting obligations. The Company now trades on the OTCQB™ under same symbol. Market maker quotations for all OTCQB securities available to investors on www.otcmarkets.com. At this time, the trading of the company’s shares is very limited. The Company cannot guarantee that there will be a market for the Company’s common shares in the United States or that there will any significant amount trading in the company’s shares for the foreseeable future.

Risk Factors

Risks pertaining to the Company:

The Company's limited operating history makes it difficult to evaluate the Company’s current business and forecast future results.

The Company was started as a Capital Pool Company, has been operating its current business since November, 2003 and has had limited revenues during this time. Since its inception, the Company has experienced significant operating losses each year. These losses are due to substantial expenditures on intellectual property protection, product development and product testing of commercial and consumer infection control products. The Company has also been engaged in a program of pre-clinical testing for registration of a number of therapeutic products with Health Canada and the FDA. This testing is costly and time consuming and the Company does not have sufficient funds to undertake all of the testing that is required to satisfy the requirements of these regulatory agencies. Accordingly, the Company requires outside funding to complete these tests. As funds are raised, they will be invested in the testing and the Company will continue to accumulate losses that are proportional to the funds raised and spent on testing. In addition, the Company has recently launched a number of consumer and commercial products, described above and is in the process of establishing new sales and distribution agreements. It will take some time to determine what effect, if any, these recent activities will have on the Company’s revenues and profits. These past events and future plans make predictions of future periods difficult.

The Company has no significant source of operating cash flow and failure to generate revenues in the future could cause the Company to go out of business.

Based upon current plans to introduce its products into new markets in Canada and internationally, pursue additional patent applications and regulatory approvals for the T36® technology, develop new products, maintain the Company’s public listing on the TSX-Venture Exchange and support the continued registration of its securities in the US, the Company expects to incur operating losses in future periods. These losses will occur because there are continuing expenses associated with the marketing and production of the Company’s products, research and development, intellectual property protection, testing and registration of therapeutic products, legal and accounting fees, the maintenance of its public listing and other expenses associated with running an operating business. Even if the Company becomes operationally profitable from the introduction and sale of new products, the Company plans to invest heavily in pre-clinical testing, clinical trials and registration of its therapeutic products and will need to raise significant amounts of new funding to complete these activities. Also, the Company may not be successful in generating significant revenues from therapeutic products in the future. Failure to generate more revenues could cause the Company to contract or go out of business.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Risk Factors (continued)

If the Company raises further funds through equity issuances, the price of its securities could decrease due to the dilution caused by the sale of additional shares.

Additional funds raised by the Company through the issuance of equity or convertible debt securities will cause the Company’s current shareholders to experience dilution and possibly lower the trading price of its shares. Such securities may grant rights, preferences or privileges senior to those of the Company’s common shareholders. The Company is not profitable and will not be profitable for the foreseeable future under its current development plan. The Company plans to issue further equity to raise funds as necessary to continue operations and fund its program of research and development, patent protection and regulatory approvals. As a result, an indeterminate amount of dilution of the Company’s capital stock will occur.

The Company has issued a limited number of shares out of its authorized capital of an unlimited number of common shares, which could be dilutive and negatively affect the share price.

Having an unlimited number of authorized but unissued common shares could allow the Company’s Directors and Officers to issue a large number of shares without shareholder approval, leading to significant dilution of current shareholders and possible lowering of the share price.

The Company could enter into debt obligations and not have the funds to repay these obligations.

The Company does not have any contractual restrictions on its ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict the Company’s operations. The Company might not be able to repay indebtedness.

The Company has a history of generating limited revenues and the continuing failure to generate further revenues could cause the Company to cease operations.

The Company has no history of pre-tax profit and in the previous three years has had only limited annual revenues for each of the years it has been operating. The Company sustained operating losses for each of its fiscal years and has sustained significant accumulated operating losses. The continued operation of the Company will be dependent upon its ability to generate operating revenues and to procure additional financing. The Company may not be successful in generating revenues or raising capital in the future. Failure to generate revenues or raise capital could cause the Company to cease operations. The auditor’s reports to the shareholders are expressed in accordance with Canadian reporting standards, which do not require a reference to conditions and events that cast substantial doubt on the Company's ability to continue as a going concern when these are adequately disclosed in the financial statements. In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern. Had the Company’s financial statements been audited by US auditors, the Company may have received a “going concern” qualification. A “going concern” qualification, or the existence of a basis for such a qualification, could negatively affect the Company’s ability to raise capital.

The Company’s future performance is dependent on key personnel. The loss of the services of any of the Company’s executives or Board of Directors could have a material adverse effect on the Company.

The Company’s performance is substantially dependent on the performance and continued efforts of the Company’s executives and its Board of Directors. Dr. Terrance G. Owen is the President, Chief Executive Officer and a Director. Peter Chen is the Secretary, Chief Financial Office and a Director. Dr. Linda Allison, Dr. Ronald Zokol, Dr. William F. McCoy and Eugene Hodgson are independent Directors. Dr. Allison, Mr. Chen and Mr. Hodgson are members of the Audit Committee. The loss of the services of any of the Company’s executives or Board of Directors could have a material adverse effect on the Company’s business, results of operations and financial condition. There is no assurance that key personnel can be replaced with people with similar qualifications within a reasonable period of time. The Company currently does not carry any key person insurance on any of the executives or members of the board of directors.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Risk Factors (continued)

The only contracts in place with any of the employees, officers or directors of the Company are with Terrance Owen and Peter Chen. The Company currently has Directors and Officers insurance in place. However, if for any reason, the Company cannot maintain such insurance, it is possible that some or all of the Directors may resign. If any or all Directors resign, there is no assurance that new Directors can be found to replace any directors who resign.

The Company has not declared any dividends since its inception in 2000 and has no present intention of paying any cash dividends on its common shares in the foreseeable future.

The Company has not declared any dividends since its inception in 2000, and has no present intention of paying any cash dividends on its common shares in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests in the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

The Company’s future performance is dependent on key suppliers and manufacturers and a loss of any suppliers or manufacturers could have a material adverse effect on the Company by reducing or eliminating the ability of the Company to manufacture or sell its products.

The Company does not have agreements in place with any of its key suppliers for raw materials, other supplies or manufacturing. If any of the Company’s suppliers or manufacturers were to go out of business or were unable to procure the raw materials or other supplies required by the Company to manufacture its products, the Company would have to find other suppliers or manufacturers. There is no guarantee that the Company would be able to find other, suitable suppliers or manufacturers. If the Company could not find other, suitable suppliers or manufacturers, production of the Company’s products would be delayed for an indefinite period of time and such delays would lead to delayed  revenues or reduced revenues or both.

There is no assurance that the patent applications filed for the T36® technology or for other products will be approved, and failure to obtain such approvals could leave the Company with no protection for its intellectual property and reduced sales.

Patent protection of the T36® technology is very important to the Company’s current and future products because the T36® Disinfectant technology is the basis for most of its products. Although patents have been allowed in the United States, China and Australia, there is also no assurance that these patents will not be challenged or that future patent applications will be successful. A lack of patent protection would significantly alter the competitive environment and possibly allow competitors to infringe on the technology of the Company’s business. Reduced revenues and lack of future products could result from such infringement.

There is no assurance that the Company will be able to secure the funds needed for future development, and failure to secure such funds could lead to a lack of opportunities for growth.

Many of the Company’s products require very costly laboratory testing to establish toxicity, efficacy and analytical methods and clinical trials to establish effectiveness and safety on human subjects. This testing is required in order to obtain required regulatory approvals from Health Canada, the EPA and FDA in the US and the EMA in the EU. A lack of funds would impair the ability of the Company to complete such tests. A lack of funds would also impair the Company’s ability to establish marketing and sales plans once the products have been approved for sale. If adequate financing is not available when required, the Company may be required to delay, scale back or eliminate various activities and may be unable to continue in operation. The Company may seek such additional financing through debt or equity offerings, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all. Any equity offering will result in dilution to the ownership interests of the Company’s shareholders and may result in dilution to the value of such interests.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Risk Factors (continued)

There is no assurance that research and development being conducted by the Company to create new products will be successful.

The Company is conducting research and development on new products, but the outcomes of research and development are never certain. For example, there is no assurance that any new products will be developed or that any new products that do result will have a competitive advantage or market acceptance, will not be superseded by the new products of competitors, will not infringe on the patents of other companies or that other companies will not develop products that infringe on patents obtained by the Company for its new products. The Company has completed the formulations for new products but still needs to conduct the toxicity and efficacy tests and establish the analytical methods required to obtain regulatory approvals from Health Canada, the EPA and FDA in the US and the EMA in the EU.

The Company and the Company’s products have limited brand awareness which limits the ability of the Company to gain credibility from prospective customers and to sell its products into new markets.

Market knowledge of the Company’s name is limited. The Company will need to devote considerable resources to educate new markets about the products the Company offers. In establishing new markets, the Company will be competing with companies that are potentially already entrenched in such markets or may be better funded than the Company. The ability of the Company to raise brand awareness will depend on its ability to raise the money required to undertake such an intensive marketing effort. As noted elsewhere, there is no assurance that the Company can raise funds required for such an investment in marketing.

The Company has limited sales and marketing experience and can provide no assurance that the Company can keep its current customers or gain new ones.

The Company has limited experience in marketing and selling its products and the Company has only three sales and marketing people. The most senior sales person was hired in May, 2009. None of the sales people have had prior experience with the type of products sold or being developed by the Company. The Company will have to expend substantial funds to promote and develop its products. The Company’s success in this regard will depend on the quality of its products and its ability to develop and implement an effective sales and marketing strategy. Current plans call for the expenditure of significant funds over the next 18 months for marketing activities. Failure to achieve the marketing objectives will have a material adverse effect on the Company and on its results of operations and financial condition.

Conflicts of interest may exist for Directors and Officers which may inhibit their ability to act in the best interests of the Company and its shareholders leading to possible impairment of the Company’s ability to achieve its business objectives.

The directors and officers of the Company will not be devoting all of their time to the affairs of the Company. The directors and officers of the Company are directors and officers of other companies. The directors and officers of the Company will be required by law to act in the best interests of the Company. They will have the same obligations to the other companies in respect of which they act as directors and officers. Discharge by the directors and officers of their obligations to the Company may result in a breach of their obligations to the other companies and, in certain circumstances, this could expose the Company to liability to those companies. Similarly, discharge by the directors and officers of their obligations to the other companies could result in a breach of their obligation to act in the best interests of the Company. Such conflicting legal obligations may expose the Company to liability to others and impair its ability to achieve its business objectives. Terrance Owen has been the Secretary of Bi-optic Ventures Inc., an inactive company listed on the TSX-Venture Exchange, since September, 2002 and a Director of this same company since September, 2006. As a non-management Officer and Director of Bi-Optic Ventures Inc., Terrance Owen spends up to two hours per month on the business of Bi-Optic Ventures Inc. Terrance Owen controls a company, Duft Enterprises Corp., that owns the building in which the Company is located and the Company pays rent to Duft Enterprises Corp. Peter Chen is not a Director or Officer of any other company. Neither Peter Chen nor Terrance Owen is a Director or Officer of any companies that compete with or provide services that are similar to those of the Company.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Risk Factors (continued)

Management of the Company can, through their stock ownership in the Company, influence all matters requiring approval by the Company’s shareholders.

At the time of this report, management of the Company, collectively own approximately 3% of the Company's issued and outstanding common shares at that date. These shareholders, if acting together, could significantly influence all matters requiring approval by the Company's shareholders, including the election of directors and the approval of mergers or other business combination transactions. Management may not make decisions that will maximize shareholder value and may make decisions that will contribute to or cause the entrenchment of management.

Risks Pertaining to the Industry:

Registration of products may not occur in a timely manner which could lead to delays in product introductions, reduced revenue expectations and extra costs to conduct further tests to satisfy regulatory agencies.

Government agencies, such as the EPA and the Food and Drug Administration (“FDA”) in the United States and Health Products and Food Branch in Canada, need to provide approvals of the Company’s products prior to any sales of these products. To obtain such approvals, the Company must submit extensive amounts of information on the efficacy, toxicology, carcinogenicity, mutagenecity and other testing of the products that it is trying to register. After all of the information is provided, the agencies can request supplemental information and further testing. Once all of the requirement for documentation is satisfied, the agencies can take an indeterminate amount of time to provide approvals for the Company to market its products. Significant delays could lead to slower revenue growth than anticipated. In addition, regulatory delays can allow time for competitors to devise strategies to prevent or reduce market penetration. There is no assurance that government agencies will accept for registration any of the Company’s products.

There is a risk that the Company’s intellectual property infringes upon the rights of other companies, which could lead to reduced revenues, reduced margins due to sanctions against the Company, outright withdrawal or prohibition of products or trademarks from the market and significant costs for legal defense against infringement claims, re-branding of products and revised marketing materials.

The Company is unaware of any infringement claims being made against the Company or its products or processes at the time of writing. In the future, there can be no assurances that third parties will not assert infringement claims in the future or require the Company to obtain a license for the intellectual property rights of such third parties. There can be no assurance that such a license, if required, will be available on reasonable terms or at all. If the Company does not obtain such a license, it could encounter delays in the introduction of products or could find that the development, manufacture or sale of products requiring such a license could be prohibited.

There is a risk that earlier inventions may exist that invalidate the Company’s patent applications so that the Company may not be able to sell any infringing products.

Since patent applications are maintained in secrecy for a period of time after filing, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, the Company cannot be certain that it was the first creator of inventions covered by pending patent applications, or that it was the first to file patent applications for such inventions. The Company might have to participate in interference proceedings in U.S., Canadian or patent offices in other jurisdictions to determine priority of invention, at substantial cost, particularly if such actions are required overseas. There can be no assurance that the Company’s patents, if issued, would be held valid or enforceable by a court. The Company has patents issued in the United States, China and Australia and patent applications filed in the European Union and Canada. These patent applications seek intellectual property protection for the basic formulation of  T36®, the method for making it and certain therapeutic uses of the formulation.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Risk Factors (continued)

There may be limited ability to defend the patents if and when they are issued, leading to loss of sales that might otherwise be realized if the Company was in a position to defend its patents.

Litigation among pharmaceutical companies can be intense and costly. The Company might not have the financial ability to defend its patents, if issued, against larger industry players. Litigation may be necessary to enforce patents issued or assigned to the Company, or to determine the scope and validity of a third party's proprietary rights. Additionally, there can be no assurances that the Company would prevail in any such action. An adverse outcome in litigation or as part of an interference or other proceeding in a court or patent office could subject the Company to significant liabilities, require disputed rights to be licensed from other parties or require the Company to cease using certain technology or products, any of which could have a material adverse effect on the Company’s business.

The market for disinfectant products is competitive and well established with a number of large, multinational, widely recognized companies with significant financial and marketing resources selling, and possibly developing, similar products.

Competitors are already well established in the market for disinfectant and antiseptic products and products for the treatment of topical infections. The introduction of new products into these existing markets could be met with aggressive marketing, price cutting and distribution impediments by competitors. To obtain market share, the Company’s business must penetrate a market with established competitors and obtain sufficient recognition to be able to displace the existing products. Substantial funds will have to be spent on marketing and education to achieve these objectives. Competitors may be developing new technologies and new products that will offer significant improvements over existing products, including those offered by the Company. There can be no assurance that others will not independently develop similar products, duplicate any of the Company’s products or, if patents are issued to the Company, design around such patents. There can be no assurance that a competitor's technology or product would be found to infringe the Company’s patents. In the disinfectant market, key competitors include Germiphene Corporation, Virox Technologies, Inc., JohnsonDiversey Inc., Advanced Sterilization Products, Reckitt Benckiser and Metrex Research Corporation. All of these companies are well established and sell disinfection products into the same markets served by the Company. In the hand sanitation market, the major competitors include Johnson & Johnson, X3 Labs Inc., Soapopular Inc., Coloplast Canada, GOJO Industries, Inc and a number of smaller suppliers that provide hand sanitizers. In the therapeutic markets being targeted by the Company, a number of large competitors, such as Johnson & Johnson, Cardinal Health, Reckitt Benckiser and Ortho Pharmaceutical are well established. Such large and aggressive competitors can deploy their significant resources to prevent a new competitor, such as the Company, from securing market share.

The Company’s T36® products are composed of various chemicals that may pose risks due to flammability and possible health risks.

One of the main components of T36® Disinfectant, T36® Antiseptic Hand Sanitizer and T36® Disinfectant Cleaner CONCENTATE is ethanol, which is flammable and has a flash point (the minimum temperature at which the liquid produces a sufficient concentration of vapour above it that it forms an ignitable mixture with air) of 13oC. Water, which is part of  T36®, raises the flash point to 24oC. The transport and storage of T36® products can pose a fire hazard if shipped or stored in sufficient quantities. The Company uses an independent warehousing company to store and ship T36® Disinfectant. The warehouse is fully equipped with fire suppression equipment according to the relevant regulations established by the municipal, provincial and federal governments. T36® products are shipped by ground only in cases of 4 bottles holding 4 litres each or in smaller quantities per case. In these quantities, T36® Disinfectant is not classified as a “Dangerous Good” under Sections 1.15, 1.16 and 1.17 of the “Transportation of Dangerous Goods Act” administered by Transport Canada. As a result, no special regulations apply to the shipping of T36® Disinfectant by ground within Canada. There is no guarantee that special shipping regulations will not be applied to shipments of T36® Disinfectant in the future or in other jurisdictions, such as the United States.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Risk Factors (continued)

Two potentially toxic components of T36® products are present in low concentrations compared to their LD50 levels (the amount of the substance that kills 50% of the test population of experimental animals when administered as a single dose). O-phenylphenol (“OPP”) in pure crystalline form is considered to be a possible carcinogen and eye contact can cause severe irritation or burns with possible eye damage (Concentration in T36® Disinfectant = 2,800 ppm, oral LD50 = 2,480 mg/kg in rats) For some individuals, o-phenylphenol can also irritate the skin. Benzalkonium chloride (BZK) supplied as a 50% solution in water, has been reported to cause allergic reactions and the swelling of the mucosa when used as nose sprays on a continuous, long-term basis by sensitive users (Concentration in T36® Disinfectant = 2,000 ppm and concentration in T36® Antiseptic Hand Sanitizer = 1,500 ppm, oral LD50 = 300 mg/kg in rats).

In T36® Disinfectant Cleaner CONCENTRATE, BZK occurs at a concentration of 3.35% or 33,500 ppm and OPP occurs at a concentration of 1.11% or 11,100 ppm. Due to the BZK and OPP content in the T36® Disinfectant Cleaner CONCENTRATE, Health Canada requires that the product label must display the statements,

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“Not to be used in hospital nurseries.

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Precautions: Keep out of reach of children. Harmful if swallowed or inhaled. Do not swallow.

         Do not inhale aerosols or vapors. May irritate eyes or skin. Do not get in eyes, on skin or clothing. Avoid contamination of food. Wear chemical resistant gloves and goggles when diluting the product.

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First Aid Instructions: If splashed in eyes or on skin, flush thoroughly with water for 15 minutes. For eye contact, get medical attention IMMEDIATELY. If on clothes, remove clothes immediately. If breathed in, move person to fresh air. If swallowed, drink two or three glasses of milk or water. Do not induce vomiting. Call a physician or the poison control centre IMMEDIATELY.

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Toxicological information: Probable mucosal damage may contraindicate the use of gastric lavage. Measures against circulatory shock, respiratory depression and convulsion may be needed.

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Disposal: For information on the disposal of unused, unwanted product and the cleanup of spills, contact your municipality or the Provincial Regulatory Agency”.

The Company does not directly handle, store, use or dispose of OPP or BZK in pure form but only in their highly diluted form in T36® Disinfectant or in the concentrations stated above in the T36® Disinfectant Cleaner CONCENTRATE. Further, the denatured alcohol that is used to prepare T36® Disinfectant contains Bitrex, also known as denatonium benzoate, a bittering agent that is used specifically to prevent the consumption of ethanol to which it is added. Therefore, the Company considers it unlikely that anyone can be harmed through the proper use of T36® Disinfectant as instructed by the Company.

Toxicology studies conducted for the company by Product Safety Labs (“PSL”), located in Dayton, New Jersey, have confirmed that T36® Disinfectant has no harmful effects on animals except as reported below by PSL:

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Acute inhalation (rat): LC50 > 2020 mg/m3. Difficulty breathing, irregular respiration, lethargy and discharge from nose and eyes reported.

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Acute oral (rat): LD50 > 5000 mg/kg. Lethargy and hunched posture reported.

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Acute dermal (rat): LD50 > 2000 mg/kg. No systemic effects observed.

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Effects not observed but possible based on individual ingredients may include: ataxia, loss of coordination, drowsiness, intoxication, nausea and vomiting.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Risk Factors (continued)

Also, T36® Disinfectant is classified as a moderate eye irritant. Although T36® Disinfectant is not measurably toxic if used as directed by the Company, it is possible that regulations against these chemicals may become more restrictive and affect the ability of the Company to market its products in certain jurisdictions without additional warning labels. The chemicals present in T36® are biodegradable with sufficient time and do not pose a long-term threat to the environment. However, given the attention that any chemicals may attract from environmental groups, it is possible that negative publicity about these chemicals could affect the ability of the company to market its products in certain jurisdictions. There are persuasive arguments and credible scientific evidence available to support the safety of T36® Disinfectant, but such an educational effort on the part of the Company would require funds to be spent and would affect the profitability of the Company.

The Company has a limited number of customers and is dependent on a few key accounts to maintain its current levels of sales.

During previous quarters, the Company made sales to a number of new customers in the consumer market which were seeking products that could address the concerns over the expected H1N1 pandemic. After the flu season progressed and the concerns about H1N1 decreased, sales of products to these consumers declined. There is no guarantee that the sales levels will increase again or that the customers that purchased products in past will purchase the Company’s products again. Some of these customers are holding inventory which the Company may have to take back. This could cause the Company to reverse these sales and restate its revenues. If the sales do not increase again during the next flu season the Company is dependent on its customers that are less susceptible to such seasonality and which purchase products that oriented more towards commercial and institutional markets. These key customers are:

•

The Company is the Official Supplier to the Canadian Olympic Committee, the 2010 Canadian Olympic Team and the 2012 Canadian Olympic Team for antiseptic hand sanitizer, disinfectant and disinfectant cleaning products. Under the terms of the letter of intent, the Canadian Olympic Committee and the 2010 and 2012 Canadian Olympic Teams will purchase products from the Company until December 31, 2012.

•

AGI entered into a Supplier Agreement with the Company in October, 2009 and will distribute the Company’s products across Canada. AGI is Canada’s largest distributor of industrial, safety and fastener products with a comprehensive catalogue, 160 branches and 5 distribution centres across the country. Acklands-Grainger is the Official Supplier of the Vancouver 2010 Olympic Winter Games, Vancouver 2010 Paralympic Winter Games, the Canadian Olympic Committee, the 2010 Canadian Olympic Team and the 2012 Canadian Olympic Team for industrial safety and material handling supplies.

•

Esthetics Plus, Inc.: A distributor to the beauty market with a contract that renews on an annual basis. Either party can terminate the contract on 60 days notice or with 30 days notice for any breach of the contract if the breach is not rectified within the 30 day notice period,

•

Sinclair Dental Limited: A distributor to the dental market and a customer of both API and the Company for 8 years,

•

The Stevens Company Limited: A distributor to the scientific and medical markets and a customer of both API and the Company for 8 years, and

•

VWR International: A distributor to the laboratory market and customer of API and the Company for 8 years.

•

Product Distribution Centre: A distributor that is owned by the provincial government of BC, supplies the province’s public sector consumers within BC and a customer of the Company and API for 8 years.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

Risk Factors (continued)

The Company currently sells its T36® Disinfectant, the T36® Disinfectant Wipes, T36® Antiseptic Hand Sanitizer Gel and Wipes, and T36® Disinfectant Cleaner CONCENTRATE through these distributors. The current sales through these distributors would be disrupted if any of these distributors stopped representing the Company. The result would be a reduction in the Company’s revenues until new distributors could be found. It is possible that new distributors could not be found and the Company would have to try to sell its products directly to the end users, leading to a significant increase in marketing and sales costs even if the sales levels could be regained.

1.3

SELECTED FINANCIAL INFORMATION

For the three/ nine month period ended	March 31, 2010	March 31, 2009	March 31, 2008
Revenue	$394,753/$1,464,841	$ 87,752/$198,223	$ 66,848/$175,682
Loss for the Period	1,716,319/2,704,337	219,012/ 765,677	310,891/ 1,006,136
Basic and Diluted Loss Per Share	0.03/0.05	0.00/0.02	0.01/ 0.02
Cash and Equivalents	252,509	1,781,417	2,421,908
Patent Application	0	0	87,917
Total Assets	1,462,818	1,945,383	2,696,062
Long-Term Liabilities	0	0	0

As of March 31, 2010, the Company had cash and equivalents totaling $252,509. Prior to December 31, 2009, cash was generated from the completion of a private placement on September 16, 2009 for $1,500,000 and from warrants being exercised for $621,000.  The funds raised in the recent private placement were designated for use as working capital and for general and administrative purposes. A portion of the funds raised from the private placement and the exercise of warrants and options was provided to support the VANOC agreement during the 3 months ended March 31, 2010.

Total current assets were $1,457,217 while current liabilities were $110,832 which consisted mainly of accounts payable. Inventories increased more than eleven-fold from $61,834 on June 30, 2009 to $669,260 on March 31, 2010 as the Company accumulated supplies, raw materials and finished goods to meet the demand for its products.

The Company recognized net losses of $1,716,319 and $2,704,337 from operations for the three month and nine month periods ended March 31, 2010, respectively. The most significant cost that led to the losses for the periods ended March 31, 2010 was advertising and promotion which was significantly higher during the periods ended March 31, 2010 than during the corresponding periods in the previous two years. The higher cost of advertising and promotion was due to the Company’s obligations under the VANOC Agreement which allowed the Company to use its status as a supplier to promote and expand consumer awareness of its products, particularly T36® Antiseptic Hand Sanitizer. The Company is now actively using its status as an Olympics Official Supplier to gain introductions to new customers and expand its business to existing customers. Wages were also significantly higher during the periods ended March 31, 2010 compared to the corresponding periods of the previous two years due to the hiring of additional staff to handle sales and marketing, shipping and receiving and equipment servicing. The remaining expenses were within the normal ranges observed over a number of years and no extraordinary changes occurred.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.3

SELECTED FINANCIAL INFORMATION (continued)

In the past, revenues were mainly generated from the sale of T36® Disinfectant and T36® Antiseptic Hand Sanitizer to the dental, beauty and first responder markets, have been relatively consistent from period to period and were not significant compared to the costs incurred by the Company. During the three month period ended December 31, 2009, revenues increased significantly due to recognition that the Company received from the VANOC Agreement, concerns about the H1N1 pandemic and a general shortage of hand sanitizers in the market. During the three months ended March 31, 2010, there was less concern about H1N1 and the Company’s retail customers had completed their purchases in the previous quarter. However, VANOC purchased T36® Antiseptic Hand Sanitizer, T36® Disinfectant and T36® Disinfectant Cleaner CONCENTRATE for its venues, clinics and janitorial services.

Overview

Over the course of the Company’s operating history, the Company has successfully secured the required government and regulatory approvals to market and sell its T36® products in Canada including T36® Disinfectant, T36® Antiseptic Hand Sanitizer and T36® Disinfectant Cleaner CONCENTRATE.  This has resulted in sales as described in Results of Operations below. To date, all of the Company’s sales have been in Canada which, while a developed industrial economy, is not a particularly large market relative to economies such as the United States. Management has recognized that, to achieve profitability and increase sales substantially, the Company must first secure government and regulatory approval of its products in markets outside of Canada or achieve greater penetration of Canadian markets with its existing products.

At the time of this report, the Company’s products have not been registered for sale outside of Canada except as follows. In China, He-Yi has registered T36® Disinfectant for sale in China and has also obtained a manufacturing permit. In the US, the Company has received a NDC Labeler Code from the FDA and will be able to sell certain T36® products in the US. In other countries, each government has a regulatory body that may require efficacy and safety studies of differing content or quality.  The regulatory approval process to date has been costly both in terms of working capital and in terms of management time and attention.

Although the primary, long-term focus of the Company is on therapeutic applications of T36®, the opportunity to sell other T36® products into the consumer and commercial markets has provided a continuing source of income and management is focused on adding new products that are requested by its customers. For example, T36® Disinfectant has been actively marketed since the acquisition of API was completed in November, 2003. In November, 2008, T36® Disinfectant Cleaner CONCENTRATE became available and in December, 2008 T36® Antiseptic Hand Sanitizer became available. These products were all ready for the market during the last quarter of the fiscal year ended June 30, 2009.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.3

SELECTED FINANCIAL INFORMATION (continued)

Until the last two quarters ended December 31, 2009 and March 31, 2010, the Company’s sales have averaged approximately $75,000 per quarter, mostly from the sale of T36® Disinfectant into the dental, beauty and first responder markets. In comparison, the sales for the ended December 31, 2009 and March 31, 2010 were $996,659 and $394,753, respectively. The increase in sales during the three month period ended December 31, 2009 was aided by the concerns over a possible H1N1 pandemic and was due to orders placed by new customers including Shoppers, Pharmasave, London Drugs, VANOC, T&T, IGA Marketplace and AGI. The bulk of the sales were of T36® Antiseptic Hand Sanitizer in 60 and 240 ml bottles and 900 and 1,000 ml bags for automatic and manual dispensers, respectively, which were placed throughout various VANOC locations including the Richmond Olympic Oval and General Motors Place, Vancouver International Airport (“YVR”) Grouse Mountain Resorts, the municipalities of New Westminster and Richmond, VANOC headquarters and the Whistler Conference Centre. During the quarter ended March 31, 2010, sales were generated as a result of the VANOC agreement which committed VANOC to purchase T36® Antiseptic Hand Sanitizer and other T36® products.

Historically, the cost of sales has ranged from 67% to 87% and have been, on average, approximately 75%. Fluctuations in cost of goods have been due to warehousing costs that vary with inventory levels and the timing of revenue recognition. For the last two quarters, the cost of sales has been approximately 75% and are incurred by the procurement of supplies, raw materials and finished goods. Starting on October 1, 2009, the Company also leased a 1,633 sq. ft. warehouse to store T36® products, bottles, dispensers and stands for the dispensers. Other costs included shipping of supplies and raw materials to the Company and its manufacturers and shipping finished goods from the manufacturer to the Company’s warehouse and customers. Cost of sales also includes samples provided to prospective customers as a means to introduce the new products. Part-time employees were hired to manage shipping, inventory and the assembly and installation of dispensers and stands. Commissions to sales staff are included in the cost of sales and increased during the nine months ended March 31, 2010 due to the hiring of a new Account Executive in May, 2009, two account managers in September, 2009 and two part-time employees to assist with inventory management, dispenser assembly and installation and other tasks.

The Company is still operating overall with significant losses from operations.  During the last two quarters ended December 31, 2009 and March 31, 2010, significant costs were incurred for promotional activities undertaken to introduce the Company’s products to consumers such as fees paid to VANOC to become an Official Supplier, increased advertising, including posters for the Skytrain transit system, billboards at YVR and at the border between the US and Canada, increased labour costs for the management of inventory, assembly and installation of dispensers and stands, additional marketing staff and shipping costs for supplies.

To generate a net profit, the Company believes that it must increase its sales in Canada, register its products for sale in other major markets, such as the EU and reduce production costs. However, even if the Company becomes operationally profitable from the introduction and sale of new products, the Company plans to invest heavily in clinical testing and registration of its therapeutic products in Canada, the EU and the US through Health Canada, the EMA and the FDA, respectively. To accomplish these goals, the Company will need to raise significant amounts of new funding and the expenses associated with these activities will affect the ability of the Company to show a profit until they are completed.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.3

SELECTED FINANCIAL INFORMATION (continued)

Trend information

In the past, there have been no market or other trends which the Company believes materially affected its business prospects other than small seasonal dips in sales observed during the summer months and over Christmas and into the New Year. During 2009, a number of events occurred that led to increased visibility of the Company’s products. For example, public awareness of the need for hand sanitation increased greatly as a result of the World Health Organization (“WHO”) declaring the spread of the H1N1 flu virus to be a pandemic. Health organizations in Canada and the US then urged consumers to obtain H1N1 vaccinations and to use hand sanitizers which led to a temporary shortage of such products as the flu season approached. The Company also received an unusual amount of media exposure due to the VANOC Agreement. During the quarter ended March 31, 2010, the Company sold T36® products to VANOC during the Winter Games as well as serving its regular customers. At the present time, as summer approaches, the Company is seeing less demand for hand sanitizers. However, as the cold and flu season returns during the fall and winter months, demand for T36® Disinfectant and T36® Antiseptic Hand Sanitizer may increase again.

1.4 RESULTS OF OPERATIONS

Sales

During the three and nine  month periods ended March 31, 2010, the Company’s sales consisted largely of T36® Antiseptic Hand Sanitizer sold to retailers and VANOC and T36® Disinfectant to its regular distributors. The Company recorded sales of $394,753 and $1,464,841 for the three and nine month periods ended March 31, 2010, respectively, compared to of $87,752 and $198,223 for the three and nine month periods ended March 31, 2009, respectively Prior to the reported periods for the current fiscal year, sales have shown little variation from year to year. That changed in the quarter ended December 31, 2009, when sales increased due to the gaining of new customers and the addition of new products, such as T36® Antiseptic Hand Sanitizer.

The Company cannot predict what sales may materialize in the future now that the H1N1 flu virus is of less concern and the temporary shortage of hand sanitizers has passed. The Company has no guarantee that the customers that purchased its products while there was a shortage will place further orders with the Company for T36® products, particularly since some of those customers have their own private labeled brands that became temporarily unavailable due to shortages of bottles and ethanol. During the quarter ended March 31, 2010, the Company observed that major competitors that temporarily withdrew from the market had returned to the market and that new competitors entered the market. Due to the high level of publicity that the H1N1 pandemic received, it is possible that more competitors will enter the market and the Company may find it more difficult to secure and maintain market share.

Cost of Sales

Cost of sales includes the direct costs of the inventory sold during the period plus warehousing costs, shipping and handling charges and commissions to the sales staff. For the three month and nine month periods ended March 31, 2010, the cost of sales was $292,736 and $1,089,857, respectively, representing just over 74% of total sales during each quarter. For the three month and nine month periods ended March 31, 2009, the cost of sales was $70,263 and $156,077, representing 80% and 79%, respectively, of total sales. The percentage cost of sales decreased over the quarters of current fiscal year compared to the corresponding quarters of the 2009 fiscal year due to an increase in production volumes and economies of scale, reduction of handling costs due to the renting of a dedicated warehouse and the hiring of part-time staff for shipping and receiving.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.4 RESULTS OF OPERATIONS (continued)

Gross Profit

For the three month and nine month periods ended March 31, 2010, the Company recorded a gross profit of $102,017 and $374,984, compared to $17,489 and $42,146, for the three month and nine month periods ended March 31, 2009. Gross profit increased in both actual and percentage terms over the reported periods of the current fiscal year due to the increase in sales, economies of scale and a decrease in the cost of shipping and handling as described above in the preceding paragraph, “Cost of Sales”.

Interest Income

Gains on bank deposits for the three and nine month periods ended March 31, 2010 were $21,787 and $69,565 compared to $19,062 and $48,512 recorded in the corresponding periods of last year. This income mitigates the losses incurred from operations and is dependent on the level of cash held by the company from time to time.

Advertising and Promotion

Advertising and promotion costs for the three and nine month periods ended March 31, 2009 were $5,448, and $11,336, respectively. For the three and nine month periods ended March 31, 2010, advertising and promotion costs were $1,509,889, and $2,060,536, respectively.  The increase during the three and nine month periods ended March 31, 2010 was due to the Company’s commitment to VANOC under the VANOC agreement that allows the Company to actively promote its association with the Olympics. As part of that promotion, advertisements for the Company were placed in Skytrain cars and stations, at YVR and at the border between the US and Canada and in the Vancouver 2010 Official Souvenir Program (Page 108). The Company anticipates that continuing investments in advertising and promotion as a result of the VANOC agreement will continue until the end of 2012.

Consulting

Consulting fees for the three and nine month periods ended March 31, 2010 were $113,116 and $399,376 compared to $115,229 and $366,202 for the three and nine month periods ended March 31, 2010. As a result of options granted to consultants, non-cash compensation expenses of $30,636 and $46,768 were recognized under consulting fees for the nine months ended March 31, 2010 and 2009, as disclosed in Note 7(b) of the accompanying financial statements. Included in the consulting fees for the three and nine month periods ended March 31, 2010 were $81,000 and $269,000, paid to executives of the Company in remuneration for their services to the Company. Information on related party transactions is provided in Note 9 of the interim consolidated financial statements. In addition, the consulting fees included fees paid to third party consultants to carry out ongoing projects including branding, marketing, and product development.

Investor Relations

The investor relations activities amounted to $28,448 and $83,509 for the three and nine month periods ended March 31, 2010 compared to $26,797 and $110,274 for the corresponding periods ended March 31, 2009. Freeform Communications, Inc. (“Freeform”) was paid a total of $18,000 and $52,000 for their services to the Company for the three and nine month periods ended March 31, 2010, compared to $12,000 and $36,000 paid to Freeform in the corresponding periods for the 2009 fiscal year. Included in this category for the nine month period ended March 31, 2010 and 2009 was non-cash stock-based compensation of $20,765 and $68,868 for various options granted to Freeform and fees of $10,745 and $5,405 paid to Marketwire for the dissemination of news releases.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.4 RESULTS OF OPERATIONS (continued)

Legal and Accounting Fees

Legal and accounting fees were $6,403 and $26,440 for the three and nine month periods ended March 31, 2010 compared to $7,905 and $43,550 incurred in the corresponding periods of the previous year. The higher legal and accounting fees for the 2009 periods was partly due to the completion of the foreign securities registration assisted by Stanislaw Ashbaugh LLP which has since changed its name to Ashbaugh Beal LLP. The remaining legal fees were for advising the Company on general legal matters, including filings for the TSX Venture Exchange and the securities commissions, preparation of AGM materials and assistance with financings and option grants. Accounting fees consisted of consultation fees and auditing of the Company’s annual financial statements.

Product Registration and Development Costs

Total costs incurred in this category for the three and nine month periods ended March 31, 2010 were $54,410 and $106,576. For the three and nine month periods ended March 31, 2009, the costs were $49,822 and $159,788. The expenses related to research and development, which do not meet generally accepted criteria for deferral, are expensed as incurred. Costs in this category included patenting, trade mark protection, product registrations with Health Canada, fees paid to independent regulatory consultants in Canada and US to pursue the registration and pre-clinical testing for the T36® therapeutic applications of the Company’s therapeutic products, testing of the Company’s products, e.g., efficacy testing of T36® Antiseptic Hand Sanitizer against H1N1 and Norwalk-like virus.

Wages and Benefits

Wages and benefits were $75,286 and $330,971 for the three and nine month periods ended March 31, 2010 compared to $19,812 and $80,106 for corresponding periods of the 2009 fiscal year. Costs in this category include the wages paid to accounting and administrative assistance and to sales and marketing staff. The Company has increased its staff to include three people in sales and marketing, a part-time administrative assistant and part-time help in the warehouse. Non-cash compensation expenses of $142,061 and $22,156 were recognized in wages and benefits for the nine month periods ended March 31, 2010 and 2009.

Loss and Comprehensive Loss for the period

The Company continued to have losses from operations of $1,716,319 and $2,704,337 for the three and nine month periods ended March 31, 2009 compared to $219,012 and $765,677 for corresponding quarters of last fiscal year. The higher losses observed during the current fiscal year were largely due the payments made to VANOC and from non-cash stock based compensation expenses of $193,462 for the nine months ended March 31, 2010. Non-cash stock based compensation expenses for the nine months ended March 31, 2009 were $137,792. The details of non-cash compensation are disclosed in Note 7(b) and in the Consolidated Statements of Cash Flows in the interim consolidated financial statements. On October 15, 2009, the Company granted options to acquire 750,000 common shares of the Company to directors, consultants, officers, employees and investor relations resulting $231,264 in stock based compensation expense being recognized for the nine months ended March 31, 2010.  During the nine month period ended, 150,000 options granted to the investor relations were vested and 270,000 common shares were cancelled due to the termination of the consultant and the departure of an employee resulting in $37,801 in stock based compensation expense being reversed. Sales are not yet sufficient to cover all of the expenditures of the Company due the costs of product registration, product development, sales and marketing. The Company uses the services of independent consultants to meet the requirements of the FDA, EMA and Health Canada, to evaluate the potential applications and development of the Company’s T36® technology and to determine the regulatory pathways to commercialization of existing products in other countries.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.4 RESULTS OF OPERATIONS (continued)

Sales and marketing costs are expected to continue as the Company attempts to capitalize on the opportunities presented by being a supplier to the Winter Games. Management continues to work towards the adding new products and undertaking new marketing initiatives to satisfy requests from customers. The pursuit of the new therapeutics products requires the Company to invest continuously in product development, clinical trials, product registrations and intellectual property protection. As a result, further losses are anticipated for the foreseeable future.

Use of Proceeds

The net proceeds received from the closing of recent private placements will be used for working capital and for general and administrative purposes.

0.5

SUMMARY OF QUARTERLY RESULTS

Period Ended	Mar/10	Dec/09	Sep/09	Jun/09	Mar/09	Dec /08	Sept/08	Jun/08	Mar/08
Revenue	394,753	996,659	73,429	84,038	87,752	54,811	55,660	73,359	66,848
Net Loss	1,716,319	337,750	650,268	417,332	219,012	282,801	263,864	931,597	310,891
Loss/Share	0.03	0.01	0.01	0.01	0.00	0.01	0.01	0.02	0.01
Total Assets	1,462,818	3,261,215	2,623,412	1,782,098	1,945,383	2,153,766	2,342,449	2,533,975	2,696,062

As discussed above, fundamental changes in the Company occurred in recent months. There was an increase in sales of T36® Antiseptic Hand Sanitizer to consumer markets during the quarters ended December 31, 2009. This came about as a result of the publicity gained from the VANOC agreement, concerns about the H1N1 pandemic, the recommendations by health authorities that hand sanitizers be used as a preventative measure against H1N1 and a temporary shortage of hand sanitizers in the market. During the quarter ended March 31, 2010, VANOC fulfilled its obligations to purchase products from the Company. Until this time, sales had been fairly consistent with small seasonal variations. Cost of goods had also been quite consistent over the periods reported but increased during the three and nine month periods ended March 31, 2010 due to the increased sales. Operating expenses vary from quarter to quarter depending on the activities taking place such as registering T36® products in major markets, pursuing clinical trials, seeking expert advice on product regulatory issues, re-branding and advertising current and new lines of products, intellectual property protection and seeking registration of ALDA’s securities in the US.  However, the largest proportion of expenses for the three and nine moth periods ended March 31, 2010 were the payments to VANOC to support the supplier agreement. Greater losses were incurred in the quarters ended March 31, 2007, June 30, 2008 and June 30, 2009 due to the non-cash stock-based compensation expenses of $478,238 $402,057 and $199,046 accounted for in the quarters ended December 31, 2007, June 30, 2008 and June 30, 2009, respectively, and the impairment loss of $190,638 on patent application and development costs and intangible assets in the quarter ended June 30, 2008. For the three month period ended September 30, 2009, the non-cash stock-based compensation expenses were reversed by $46,044 due to the cancellation of options granted to a consultant to the Company. However, in the quarters ended December 31, 2009 and March 31, 2010, marketing expenses increased significantly due to the VANOC Agreement. Wage costs were also higher during these last two as new staff were hired to accommodate the demand for T36® products. As described in Section 1.2 “Overall Performance of the Company”, the Company continued to observe net losses as it also continues to invest in therapeutic registrations and marketing initiatives.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.5   SUMMARY OF QUARTERLY RESULTS (continued)

Total assets increased significantly over the reported periods as a result of closing private placements and exercising of options and warrants.  The total assets, as of December 31, 2009, were $3,261,215. Cash and equivalents represented 52% of the total assets while accounts payable and accruals were $201,846. For the corresponding quarter ended December 31, 2008 and 2007, the Company had total assets of $2,342,449 and $1,255,681 and with cash and equivalents and short-term investments accounted for 94% and 74% of the total assets, respectively. The asset mix changed considerably during the quarter ended December 31, 2009 due much greater inventory levels and accounts receivable compared to any previous quarter. Again, these increases were due to the substantial growth in sales that occurred during this quarter and the need to increase production to meet the demand for products. The quarter ended December 31, 2009 was unique in the Company’s history as sales of a single product, T36® Antiseptic Hand Sanitizer, accounted for the vast majority of sales that far exceeded any those of any previous period. During the quarter ended March 31, 2010, cash reserves were lower due to the payments made under the VANOC agreement.

1.6    LIQUIDITY

Although the Company is generating revenues from the sale of its T36® products, sales are mainly occurring in Canada and the Company is still incurring losses. The Company has continuing commitments to VANOC under the VANOC Agreement and is pursuing a comprehensive program to register therapeutic products. As a result of these initiatives,  it is expected that the Company will continue to operate at a loss for the foreseeable future. Also, the gross profit of the Company is still insufficient to cover operating expenses so management will need to find ways to increase sales, reduce costs and increase productivity. T36® Disinfectant is registered in the United Kingdom and the Company may pursue opportunities in European markets but no firm plan has yet materialized. A NDC Labeler Code has been granted by the FDA and the Company is seeking ways to sell products in the US. Even if these actions are successful, the Company has also established an extensive plan for the development, testing, registration and marketing of therapeutic applications of T36®. Such activities are very expensive and could take years to complete. Management is also evaluating the possibility of acquiring technologies or other assets that are complementary to T36® technology and launching similar types of products in the near future.  It is expected that the Company will need to undertake further financing in order to pursue these plans and opportunities and these financings will lead to the dilution of current shareholders of the Company.

0.7

 CAPITAL RESOURCES

During the nine month period ended March 31, 2010, the Company completed a private placement of 6,000,000 units of the Company at a price of $0.25 per unit for gross proceeds of $1,500,000.  Each unit consists of one common share of the Company and one share purchase warrant.  Each warrant entitles the holder to acquire one additional common share at a price of $0.40 per share until September 16, 2010 with a forced exercise provision attached to each warrant. Warrants valued at $470,601 were credited to contributed surplus of warrants. During the month period ended March 31, 2010, a total of 1,380,000 warrants were exercised by the holders at an exercise price range of $0.45 per unit for gross proceeds of $621,000 and 1,365,000 warrants priced at $0.45 expired on November 22, 2009.  Warrants value of $74,506 previously recorded in contributed surplus for warrants were credited to share capital.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

0.7

CAPITAL RESOURCES (continued)

As at March 31, 2010, the Company had 58,721,799 outstanding common shares and a total of 6,000,000 outstanding warrants exercisable at an exercise price range of $0.40 before the date of expiration unless there is a forced conversion as disclosed above. The outstanding stock options as at March 31, 2010 were 5,600,000 (5,525,000 options exercisable) at an exercise price range of $0.20 to $0.80 per option.  Upon the exercise of outstanding warrants and options, the Company will have fully diluted outstanding common shares of 70,246,799.

The Company is in the process of closing a private placement for that was originally intended to be 2.5 Million Units priced at $0.20 and was first announced on April 15, 2010. On April 28, 2010, the Company announced that the placement had been increased to 3,080,000 Units for proceeds of $616,000. On May 28, 2010, the Company announced that the private placement was being amended to a maximum of 3.5 Million Units for proceeds of up to $525,000. Each Unit now consists of one common share and one non-transferable share purchase warrant entitling the holder to acquire one additional common share of ALDA at a price of $0.30 per common share for a period of two years from the date of the issuance of the purchase warrant with an accelerated exercise provision attached to each warrant commencing on the day following the expiry of any applicable hold period on the underlying Common Share, stating that if, for ten consecutive trading days, the closing price of the listed shares of the Company exceeds $0.60 then the exercise period of the warrants will be reduced to a period of 10 days following such trading days. Insiders of ALDA will be subscribing for 25% of the offering.

At the time of this report, the Company has sufficient working capital to pursue its development plans and to fund its operations.  However, there can be no guarantee that the Company will derive any proceeds from the private placement in progress or from the exercise of outstanding warrants and options.  There is no assurance that additional funding will be made available to the Company to fulfill its business objectives.  In additional there can be no assurance that the Company will be able to obtain adequate financing in the future to fulfill its business objectives or that the terms of such financing will be favourable.  Many of the Company’s products still require further development, laboratory testing and human testing in order to obtain required regulatory approvals.  A lack of funds will impair the ability of the Company to complete such tests.  A lack of funds will also impair the Company’s ability to establish marketing and sales plans once the products have been approved for sale.  If adequate financing is not available when required, the Company may be required to delay, scale back or eliminate various activities and may be unable to continue in operation.

The Company may seek such additional financing through debt or equity offerings, which might alter the capital structure of the Company, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all.  Any equity offering will result in dilution to the ownership interests of the Company’s shareholders and may result in dilution to the value of such interests.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.8   COMMITMENTS AND AGREEMENTS

a)

Effective November 1, 2009, the Company entered into an agreement to lease its office premises on a month-by-month basis. The Company’s minimum lease payment obligations under the agreement as at March 31, 2010, totaled $41,082.04, payable in the 2010 fiscal year (2008: $26,320; 2007: $21,537) The higher amount for the 2010 fiscal year is due to expansion by the Company into more space to accommodate new employees.

b)    The Agreement with Fuzhou Xinmei Biotech Co. Ltd. (“Fuzhou”), which allowed manufacturing and marketing in Fujian province in China, was transferred to He-Yi She Ye Limited (“He-Yi”) and expanded to cover marketing in all of China. Prior to that transfer of rights, the agent for Fuzhou secured a Certificate of Approval, on August 31, 2006, from the Fujian Centre of Disease Control for T36® Disinfectant after passing all of the required tests. This certificate allowed the agent for Fuzhou to apply to the Chinese National Centre for Health Inspection and Supervision for approval to manufacture T36® Disinfectant for sale in China and for export. The registration of T36® Disinfectant in China was expanded beyond disinfection of inanimate objects, such as hospital equipment and instruments, to also allow external use on humans, including use as a first-aid antiseptic and hand sanitizer.  He-Yi has provided a fully equipped manufacturing facility according to the specifications provided by ALDA, to produce the ALDA products. He-Yi will have the right to distribute ALDA’s products in China subject to ALDA’s approval of each distributorship. The agreement may be renewed for additional periods, provided that ALDA and He-Yi have each met all of their obligations under the Agreement and provided that He-Yi is able to obtain renewals of the Certificate of Approval (Health ID. No. 0109.

c)

As disclosed in a news release issued by the Company on July 15, 2009, the Company entered into the VANOC Agreement. Under the terms of this agreement, VANOC, the Canadian Olympic Committee and the 2010 and 2012 Canadian Olympic Teams will purchase products from the Company until December 31, 2012. The Company has on-going financial obligations to VANOC under the terms of the agreement. The terms of this agreement require all commercially sensitive information to remain confidential.

d)

London Drugs Limited (“London Drugs”) entered into a Vendor Agreement with the Company and started selling T36® Antiseptic Hand Sanitizer and T36® Disinfectant in October, 2009.

e)

Acklands-Grainger Inc. (“AGI”) entered into a Supplier Agreement with the Company in October, 2009 and will distribute the Company’s products across Canada.

f)

Esthetics Plus, Inc. is a distributor to the beauty market with a contract that renews on an annual basis. Either party can terminate the contract on 60 days notice or with 30 days notice for any breach of the contract if the breach is not rectified within the 30 day notice period.

1.9    OFF-BALANCE SHEET ARRANGEMENTS

The Company is not aware of any off-balance sheet transactions requiring disclosure.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.10   TRANSACTIONS WITH RELATED PARTIES

a)

During the three month period ended March 31, 2010, the Company paid consulting fees of $81,000 (2009: $81,000) to companies controlled by directors of the Company.

During the nine month period ended March 31, 2008, the Company paid consulting fees of $269,000 (2009: $243,000) to companies controlled by directors of the Company.

b)

During the three month period ended March 31, 2010, the Company paid rent of $9,572 (2009: $6,580) to a company controlled by a director of the Company.

During the nine month period ended March 31, 2008, the Company paid rent of $28,688 (March 31, 2009: $19,740) to a company controlled by a director of the Company.

c)

During the nine months March 31, 2010, the Company recorded a note receivable of $30,000 owing by directors of the Company.

These transactions were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

1.11   THIRD QUARTER EVENTS, 2010

During the quarter ended March 31, 2010, the Company and VANOC fulfilled their obligations to each other. VANOC met its purchase requirements and the Company provided all of the products that were ordered by VANOC.

A response was provided to the EPO in response to the third Office Action from the EPO.

The revised IND #102,487, which included the requested protocol for the Irritation Test requested by the FDA, was submitted to the FDA on January 4, 2010. The FDA responded on February 8, 2010 with a “Full Clinical Hold” which means that no clinical trials can take place until certain animal and in-vitro studies are completed. The Company had expected this response and is now engaged in discussions with its advisors to prepare an action plan.

On February 5, 2010, the Company announced that it had been selected as a 2010 TSX Venture 50 company in the Technology and Life Sciences sector based on four equally weighted criteria that include return on investment, trading, analyst coverage and market capitalization growth.

On March 2, 2010, the Company announced that Australian Patent Number 2007237333 had been issued by the Australian Patent Office. The new patent is a divisional of Australian Patent Number 2002322916 that was issued on January 10, 2008 and provides further protection for ALDA's T36® formulation until August 20, 2022. The divisional patent includes claims to additional aspects of  T36®, including the use of T36® as a component of a personal lubricant, in a method of preventing or reducing the transmission of sexually transmitted diseases including Herpes, Chlamydia and HIV and as a sanitizer or cleanser in the form of creams, ointments and wipes. The divisional patent also includes claims to methods of producing T36® products

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.11   THIRD QUARTER EVENTS, 2010 (continued)

On April 7, 2010 the Company announced that a “NDC” (National Drug Code) Labeler Code had been assigned to the Company by the US Food and Drug Administration (“FDA”). The NDC number allows the Company to sell OTC monograph products in the US. Monograph products are allowed to be sold without testing because of the known efficacy of certain ingredients and applies to products such as ethanol hand sanitizers.

On April 16, the Company announced the appointment of Dr Brian Conway as Medical Director to assist with the therapeutic program.

1.12

PROPOSED TRANSACTIONS

The Company is not aware of any proposed transactions requiring disclosure.

1.13

CRITICAL ACCOUNTING ESTIMATES

The preparation of the financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the amounts reported of assets and liabilities, the disclosure of contingent assets and liabilities at the date of financial statements and the amounts of revenues and expenses for the reporting period. The areas of estimation are the stock-based compensation, estimated useful lives of depreciable assets, and intellectual property. The Company believes that the estimates and assumptions upon which it relies are reasonable and are based on information available to the Company at the time that estimates and assumptions are made. Actual results could differ from those estimates.

1.14a

CHANGES IN ACCOUNTING POLICIES

Adoption of new accounting standards

Effective July 1, 2001, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants Accounting Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments (“CICA 3870”). During the year ended June 30, 2004, CICA 3870 was amended to require the use of the fair value-based method to account for stock Options granted to employees. In accordance with the revised recommendations, the Company has prospectively applied the fair value-based method to all stock Options granted to employees on or after July 1, 2003, whereby compensation cost is measured at fair value at the date of grant and is expensed over the vesting period.

Effective July 1, 2003, the Company adopted the recommendations of the Canadian Institute of Chartered Accountants Handbook, Section 3063, Impairment of long-lived assets (“CICA 3063”). The new recommendations were applied prospectively to all long-lived assets held for use by the Company after July 1, 2003.

The financial statements include a note providing reconciliation to United States Generally Accepted Accounting Standards (“GAAS”).

 ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.14a

CHANGES IN ACCOUNTING POLICIES (continued)

Patent application and development costs include all expenditures attributable to efforts by the Company to develop, and bring to commercial production a new product as well as to acquire legal protections for its proprietary products, such as trademarks and patents. Such amounts are charged as an expense in the period incurred except in circumstances where the market and technical feasibility of the product have been established, and recovery of patent application and development costs can reasonably be regarded as assured and future values can be realized, in which case such costs are capitalized. In the latter case, patent application and development costs are amortized on a systematic basis over the patent life of 20 years. The carrying amounts of intangible assets which are determined to have a finite useful life are amortized on a systematic basis over the useful life of 20 years. At this time, no patent costs or intangible assets are capitalized.

The Company adopted the following new accounting standards issued by the Canadian Institute of Chartered Accountants (“CICA”) relating to comprehensive income, recognition, measurement, disclosure and presentation of financial instruments and hedges. These new accounting standards are applied prospectively beginning July 1, 2007. Adoption of these standards had no impact on the consolidated financial statements for the nine months ended March 31, 2010.

Section 1530 – Comprehensive Income – This section established standards for reporting and presentation of a statement of comprehensive income. Comprehensive income includes net earnings and other comprehensive income. Other comprehensive income is defined as the change in equity from transactions and other events from non owner sources. Other comprehensive income includes holding gains and losses on certain derivative instruments that are classified as available-for-sale, and gains or losses due to the change in foreign currency relating to self-sustaining foreign operations, all of which are not recognized in net earnings until realized.

Section 3251 – Equity – In addition to Section 1530 (Comprehensive Income), this section establishes standards for the presentation of equity and changes in equity during the reporting period.

Section 3855 – Financial Instruments – Recognition and Measurement – In June 2009, the CICA amended Handbook Section 3855, "Financial Instruments - Recognition and Measurement”, to clarify the application of the effective interest method after a debt instrument has been impaired. The Section has also been amended to clarify when an embedded prepayment option is separated from its host instrument for accounting purposes. The amendments apply to interim and annual financial statements relating to fiscal years beginning on or after May 1, 2009 for the amendments relating to the effective interest method and January 1, 2011 for the amendment relating to embedded prepayment options. The Company is currently evaluating the impact of the amendments.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.14a

CHANGES IN ACCOUNTING POLICIES (continued)

Financial instruments have been classified as held-to-maturity, available-for-sale, held for trading, loans and receivables, or other financial liabilities. Financial assets that are held to maturity, other than those held for trading, are measured at amortized cost. Available-for-sale instruments are measured at fair value with unrealized gains and losses recognized in other comprehensive income until realized, at which time realized gains and losses will be recognized in net income. Held for trading instruments are measured at fair value with unrealized gains and losses recognized in the results of operations in the period in which they arise. Loans and receivables are measured at amortized cost using the effective interest method. Any gains or losses on the realization of loans and receivables are included in earnings. Financial liabilities that are not classified as held to maturity are classified as other financial liabilities, and are carried at amortized costs using the effective interest method. Any gains and losses on realization of other financial liabilities are included in earnings. Any transaction costs incurred to acquire financial instruments will be included in earnings.

The Company’s financial instruments consist of cash and equivalents, accounts receivable, prepaid expenses and others, subscriptions receivable, and accounts payable and accrued liabilities. The fair value of these instruments approximates the carrying amounts due to the immediate or short-term maturity of these financial instruments. The Company has made the following classifications:

Cash and equivalents

Held for trading

Accounts receivable

Loans and receivable

Prepaids expenses and others

Loans and receivable

Subscriptions receivable

Loans and receivable

Accounts payable and accrued liabilities

Other financial liabilities

Section 3861 – Financial Instruments – Disclosure and Presentation – This section establishes standards for presentation of financial instruments and non-financial derivates and identifies the information that should be disclosed about them. This section establishes standards for presentation of financial instruments and identifies the information which should be disclosed about them. Under the new standards, policies followed for years prior to the effective date are generally not reversed, and therefore the comparative figures have not been restated.

Section 3862 – Financial Instruments – Disclosures and Section 3863 – Financial Instruments – Presentation – These sections revised and enhance the disclosure requirements while carrying forward its presentation requirements. These new sections will place increased emphasis on disclosures about the nature and extent of risks associated with both recognized and unrecognized financial instruments, how the entity manages the risks, and the exposure to liquidity, currency and other price risks.

It is management’s opinion that the Company is not exposed to significant interest, currency, credit, and liquidity risk arising from these financial instruments. The Company has transactions dominated in US dollars but exposure to currency risk is immaterial. The Company mitigates its exposure to credit risk by maintaining its primary operating accounts with chartered bank in Canada and constantly monitoring credit standing of counterparties. The Company manages its liquidity risk through the management of its capital as described in note 14. The Company does not use financial derivatives.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.14a

CHANGES IN ACCOUNTING POLICIES (continued)

Section 3865 – Hedges – This section establishes standards for the Company that chooses to designate qualifying transactions as hedges for accounting purposes. This section builds on Accounting Guideline AcG-13, “Hedging Relationships,” and Section 1650, “Foreign Currency Translation”. The Company does not use hedge accounting and has no hedging relationships.

Section 1535- Capital Disclosures – This section establishes standards for disclosing information about an entity’s capital and how it is managed. It requires the disclosure of the entity’s objectives, policies and processes for managing capital as well as summary quantitative data on the elements included in the management of capital.

Section 3031 – Inventories – This section establishes standards for measuring the inventories. The new standards require that the inventories shall be measured at the lower of cost and the net realizable value. This section provides guidelines on the determination of cost and its subsequent recognition as an expense, including any write-down to net realizable value and reversal of a previous write-down when the value of inventories is evidently increased due to the change in economic circumstances. The use of last-in, first-out method (LIFO) in measuring inventories is not recommended. This section applies to interim and annual financial statements for fiscal years beginning on or after January 1, 2008. The Company is evaluating the effect of adopting this new standard.

Section 3064 –Goodwill and Intangible Assets– In February 2008, the CICA issued Handbook Section 3064, “Goodwill and Intangible Assets”, effective for interim and annual periods beginning on or after Oct 1, 2008. Section 3064, which replaces Section 3062, “Goodwill and Other Intangible Assets”, and Section 3450, “Research and Development Costs”, establishes standards for the recognition, measurement and disclosure of goodwill and intangible assets. The provisions relating the definition and initial recognition of intangible assets, including internally generated intangible assets, are equivalent to the corresponding provisions of International Financial Reporting Standards (“IFRS”) IAS 38, “Intangible Assets”. This new standard is effective for the Company’s interim and annual financial statements commencing July 1, 2009. The Company is assessing the impact of the new standard on its financial statements.

1.14b    RECENT ACCOUNTING PRONOUNCEMENTS

In February 2008, the CICA issued Handbook Section 3064, “Goodwill and Intangible Assets”, effective for interim and annual periods beginning on or after Oct 1, 2008. Section 3064, which replaces Section 3062, “Goodwill and Other Intangible Assets”, and Section 3450, “Research and Development Costs”, establishes standards for the recognition, measurement and disclosure of goodwill and intangible assets. The provisions relating the definition and initial recognition of intangible assets, including internally generated intangible assets, are equivalent to the corresponding provisions of International Financial Reporting Standards (“IFRS”) IAS 38, “Intangible Assets”. This new standard is effective for the Company’s interim and annual financial statements commencing July 1, 2009. The adoption of Section 3064 has no effect on the Company’s financial statements.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.14b    RECENT ACCOUNTING PRONOUNCEMENTS (continued)

As announced by the Canadian Accounting Standards Board (“AcSB”), the financial reporting requirements for Canadian companies will be changed to the use of International Financial Reporting Standards (“IFRS”), replacing Canada’s own GAAP.  The changeover date for publicly-listed companies is 2011.  The Company has begun reviewing its plan for adopting IFRS for 2011.  The Company has begun a detailed analysis of the differences between IFRS and the Company’s current accounting polices.  While the Company has begun assessing and reviewing the impact of the transition to IFRS for 2011, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time.

In January 2009, the CICA issued Section 1582, “Business Combinations”, which replaces former guidance on business combinations. Section 1582 establishes principles and requirements of the acquisition method for business combination and related disclosures. The Section applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011 with earlier adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements.

In January 2009, the CICA issued Handbook Section 1601, “Consolidated Financial Statements”, which replaces the existing standard. This Section carries forward existing Canadian guidance for preparing consolidated financial statements other than non-controlling interests. The Section is effective for interim and annual financial statements beginning on January 1, 2011 and earlier adoption is permitted. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

In January 2009, the CICA issued Section 1602, “Non-controlling Interests”, which replaces existing guidance. Section 1602 provides guidance on accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These standards are effective on or after the beginning of the first annual reporting period on or after January 1, 2011 with earlier adoption permitted. As of March 31, 2010 the Company has no non-controlling interests, and accordingly there is no currently expected impact as a result of the standard.

In June 2009, the CICA amended Handbook Section 3855, "Financial Instruments - Recognition and Measurement”, to clarify the application of the effective interest method after a debt instrument has been impaired. The Section has also been amended to clarify when an embedded prepayment option is separated from its host instrument for accounting purposes. The amendments apply to interim and annual financial statements relating to fiscal years beginning on or after May 1, 2009 for the amendments relating to the effective interest method and January 1, 2011 for the amendment relating to embedded prepayment options. The Company is currently evaluating the impact of the amendments.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.15

FINANCIAL INSTRUMENTS

The Company’s financial instruments include cash, accounts receivable, share subscriptions receivable and accounts payable and accrued liabilities. The carrying values of these financial instruments approximate their fair values due to their relatively short periods to maturity. The Company’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and adherence to market conditions and the Company’s activities. The Company has exposure to credit risk, liquidity risk and market risk as a result of its use of financial instruments.

This note presents information about the Company’s exposure to each of the above risks and the Company’s objectives, policies and processes for measuring and managing these risks. Further quantitative disclosures are included throughout these financial statements. The Board of Directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. The Board has implemented and monitors compliance with risk management policies.

a) Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises primarily from the Company’s cash and cash equivalents, trade receivables, and GST input tax credits.

The Company’s cash and cash equivalents and short-term investments are held through a large Canadian financial institution.  Cash equivalents are composed of financial instruments issued by Canadian banks with high investment-grade ratings.  The Company does not have financial assets that are invested in asset backed commercial paper.

The Company performs ongoing credit evaluations of its trade receivables, but does not require collateral.  The Company establishes an allowance for doubtful accounts based on the credit risk applicable to particular customers and historical data.

The Company monitors the concentration of exposure and where possible, if necessary, takes steps to limit exposures to any one counterparty.  The Company views credit risk on cash deposits, trade receivables, and GST input tax credits as minimal.

b) Liquidity risk

Liquidity risk is the risk that the Company will incur difficulties meeting its financial obligations as they are due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions without incurring unacceptable losses or risking harm to the Company’s reputation.  See Note 1 for working capital balances.

The Company monitors its spending plans, repayment obligations and cash resources and takes actions with the objective of ensuring that there is sufficient capital in order to meet short-term business requirements.  To facilitate its expenditure program, the Company raises funds primarily through public equity financing. The Company anticipates it will have adequate liquidity to fund its financial liabilities through future equity contributions.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.15

FINANCIAL INSTRUMENTS (continued)

As at March 31, 2010, the Company’s financial liabilities were comprised of accounts payable and accrued liabilities which have a maturity of less than one year.

c) Market risk

Market risk for the Company consists of currency risk, and interest rate risk. The objective of market risk management is to manage and control market risk exposures within acceptable limits, while maximizing returns.

i) Currency risk

Foreign currency exchange rate risk is the risk that the fair value or future cash flows will fluctuate as a result of changes in foreign exchange rates. As all of the Company’s purchases and sales are denominated in Canadian dollars, and has no significant cash balances denominated in foreign currencies, the Company is not exposed to foreign currency exchange risk at this time.

ii) Interest rate risk

Interest rate risk is the risk that fair values or future cash flows will fluctuate as a result of changes in market interest rates.

In respect of financial assets, the Company’s policy is to invest cash at floating interest rates and cash reserves are to be maintained in cash equivalents in order to maintain liquidity, while achieving a satisfactory return for shareholders.  Fluctuations in interest rates impact marginally on the value of cash and equivalents.

The Company is not exposed to interest rate risk on its short term liabilities, and does not have any long-term liabilities.

1.16

OTHER MD&A REQUIRMENTS

(a)

Additional Information

Additional information relating to the Company can be found on the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) database at www.sedar.com.

Additional relevant disclosure, such as expensed research and development costs, general and administration expenses, material costs, whether capitalized, deferred or expensed are disclosed in the accompanying financial statements for the for the nine months ended March 31, 2010 as allowed in NI 51-102, Section 5.3 (3).

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.16

OTHER MD&A REQUIRMENTS (continued)

(b)

Disclosure of Outstanding Share Data

The following table summarizes the Company’s outstanding share capital as at:

Security in Number	March 31, 2010	The reporting date May 31, 2009
Each class and series of voting or equity securities for which there are securities outstanding: Common Shares	58,721,799	58,721,799

Each class and series of securities for which there are securities outstanding if the securities are convertible into, or exercisable or exchangeable for, voting or equity securities

Stock Options

Warrants

Convertible Debentures

	5,525,000 6,000,000 0	5,525,000 6,000,000 0
Each class and series of voting or equity securities that are issuable on the conversion, exercise or exchange of outstanding securities above Common Shares Fully diluted	11,525,000 70,246,799	11,525,000 70,246,799

(c)

Disclosure Controls and Procedures

The management of ALDA is responsible for establishing and maintaining disclosure controls and procedures for the Company and has designed such disclosure controls and procedures, or caused them to be designed under ALDA management’s supervision, to provide reasonable assurance that material information relating to the Company, including its consolidated subsidiaries, is made known to ALDA management by others within those entities particularly during the period covered by this MD&A.

ALDA management has evaluated the effectiveness of the Company’s disclosure controls and procedures for the period covered by this MD&A and based on that evaluation, the management has concluded that the disclosure controls and procedures are effective.

(d)

Internal Control Over Financial Reporting

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Management has considered the effectiveness of design of the Company’s internal controls and procedures over financial reporting and has noted weaknesses in internal controls over financial reporting such as a lack of segregation of duties because of limited staff members.

Management intends to initiate steps to remedy the noted shortcomings over the next fiscal year by carrying out a management assessment of the weaknesses with a view to improving areas where weaknesses exist and implementing procedures aimed at minimizing the risk of material error in its financial reporting.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTHS ENDED MARCH 31, 2010

1.17

SUBSEQUENT EVENTS

The Company is in the process of closing a private placement for that was originally intended to consist of 2.5 Million Units priced at $0.20 and was first announced on April 15, 2010. On April 28, 2010, the Company announced that the placement had been increased to 3,080,000 Units for proceeds of $616,000. On May 28, 2010, the Company announced that the private placement was being amended to a maximum of 3.5 Million Units for proceeds of up to $525,000. Each Unit consists of one common share and one non-transferable share purchase warrant entitling the holder to acquire one additional common share of ALDA at a price of $0.30 per common share for a period of two years from the date of the issuance of the purchase warrant with an accelerated exercise provision attached to each warrant commencing on the day following the expiry of any applicable hold period on the underlying Common Share, stating that if, for ten consecutive trading days, the closing price of the listed shares of the Company exceeds $0.60 then the exercise period of the warrants will be reduced to a period of 10 days following such trading days. Insiders of ALDA will be subscribing for 25% of the offering.